STOCK PURCHASE AGREEMENT

                                  by and among

                         Insignia Financial Group, Inc.

                                Insignia RO, Inc.

                                 Joseph T. Aveni

                                Vincent T. Aveni

                                 James C. Miller

                               Richard A. Goldbach

          Joseph T. Aveni as Trustee of the Joseph T. Aveni Declaration of Trust dated April 25, 1988), as amended on August 10, 1995

         Vincent T. Aveni as Trustee of the Vincent T. Aveni Declaration of Trust dated February 11, 1988, as restated on September 14, 1995

       Joseph T. Aveni, as Trustee of the Vincent T. Aveni Dynasty Trust,
                               dated July 13, 1994

       Vincent T. Aveni, as Trustee of the Joseph T. Aveni Dynasty Trust,
                               dated July 13, 1994

                         Dated as of September 18, 1997

                                TABLE OF CONTENTS

                                                              Page


1.       DEFINITIONS                                            2
         "1996 Balance Sheets"                                  2
         "1996 Financial Statements"                            2
         "401(k) Plan"                                          2
         "AAA"                                                  2
         "Accounts Payable"                                     2
         "Accounts Receivable"                                  2
         "Accredited Investor"                                  2
         "Act"                                                  2
         "Adjustment Amount"                                    2
         "Agreement"                                            2
         "Allowance for Cancellations"                          2
         "Allowance for Cancellations Surplus"                  2
         "Applicable Contract"                                  3
         "Arbitrator"                                           3
         "Best Efforts"                                         3
         "Breach"                                               3
         "Cash Amount"                                          3
         "Ciepiel"                                              3
         "Ciepiel Acknowledgment"                               3
         "Closing"                                              3
         "Closing Cash Amount"                                  3
         "Closing Date"                                         3
         "Closing Date Statement"                               3
         "Commercial Brokerage Division"                        4
         "Commercial Brokerage Division Services"               4
         "Commercial Brokerage Division Allowance for
             Uncollectibles"                                    4
         "Commissions Payable"                                  4
         "Commissions Receivable                                4
         "Consent"                                              4
         "Contemplated Transactions"                            4
         "Continuing Liabilities"                               5
         "Continuing Ordinary Course Applicable Contracts"      5
         "Contract"                                             5
         "Controlling Sellers"                                  6
         "Copyrights"                                           6
         "CRM"                                                  6
         "CRM-Shares"                                           6
         "Deferred Cash Amount"                                 6
         "Disputed Matters"                                     6
         "Effective Time"                                       6
         "Employment Agreements"                                6
         "Employment Agreement Reaffirmation Certificates"      6
         "Encumbrance"                                          6
         "Environment"                                          6
         "Environmental, Health, and Safety Liabilities"        6
         "Environmental Law"                                    7
         "ERISA"                                                8
         "ERISA Affiliate"                                      8
         "Exchange Act                                          8
         "Excluded Assets"                                      8
         "Excluded Liabilities"                                 8
         "First Ohio Escrow"                                    8
         "First Ohio Escrow-Shares"                             8
         "First Ohio Mortgage"                                  8
         "First Ohio Mortgage-Shares"                           8
         "GAAP"                                                 8
         "Governmental Authorization"                           8
         "Governmental Body"                                    8
         "Gross Commissions Receivable"                         9
         "Hazardous Activity"                                   9
         "Hazardous Materials"                                  9
         "HSR Act"                                              9
         "IFG"                                                  9
         "IFG Common Stock"                                     9
         "IFG Indemnified Persons"                              9
         "IFG Loss"                                             9
         "IFG Purchase Shares"                                  9
         "Independent Contractor Agreements"                    9
         "Indemnified Person"                                   9
         "Insignia"                                             9
         "Insignia's Advisors"                                  9
         "Insignia's Closing Certificate"                      10
         "Insignia's Closing Documents"                        10
         "Intellectual Property Assets"                        10
         "Interim Balance Sheet"                               10
         "IRC"                                                 10
         "IFG Acquisition Subsidiary"                          10
         "IRS"                                                 10
         "Knowledge"                                           10
         "Legal Requirement"                                   10
         "Litigation Reserve"                                  10
         "Marks"                                               10
         "Material Adverse Effect"                             10
         "Modification Notice"                                 10
         "Occupational Safety and Health Law"                  11
         "Order"                                               11
         "Ordinary Course of Business"                         11
         "Organizational Documents"                            11
         "Patents"                                             11
         "Permitted Encumbrances                               11
         "Person"                                              11
         "Plan or Plans"                                       11
         "Post-Closing Re/Max Costs"                           11
         "Post-Effective Time Realty One Employees"            11
         "Pre-Closing Date Price of IFG Common Stock"          11
         "Proceeding"                                          12
         "Projected Closing Combined Balance Sheet"            12
         "Proprietary Rights Agreement"                        12
         "Purchase Price"                                      12
         "R-ONE"                                               12
         "R-ONE Buyer Agency Agreement" or "R-ONE Buyer
              Agency Agreements"                               12
         "R-ONE Property Management Employees"                 12
         "R-ONE Listing Agreement or R-ONE Listing Agreements" 12
         "R-ONE-Shares"                                        12
         "Realty One Companies"                                12
         "Realty One Companies Executive Officers"             12
         "Realty One Company"                                  12
         "Realty One Services Agreement"                       12
         "Related Person"                                      12
         "Re/Max Litigation"                                   13
         "Release"                                             14
         "Representative"                                      14
         "Residential Real Estate Services"                    14
         "Residential Sales Contracts"                         14
         "Securities Act"                                      14
         "Sellers"                                             14
         "Seller Loss"                                         14
         "Sellers' Representative"                             14
         "Sellers' Closing Certificate"                        14
         "Sellers' Closing Documents"                          14
         "Shareholders' Agreement"                             14
         "Shares"                                              14
         "Software Certificates"                               14
         "Subsidiary"                                          14
         "Tax" or "Taxes"                                      14
         "Tax Adjustment Amount"                               15
         "Tax Proceeding                                       15
         "Tax Return"                                          15
         "Threat of Release"                                   15
         "Threatened"                                          15
         "Trade Secrets"                                       15
         "Unaudited Statements"                                15
         "Uncollected Gross Commissions Receivable"            15

2.       SALE AND TRANSFER OF SHARES; CLOSING; AGREEMENTS      15
         2.1      Shares; Effective Time                       15
         2.2      Purchase Price                               16
         2.3      Closing                                      17
         2.4      Closing Obligations                          17
         2.5      Adjustment Amount                            18
         2.6      Adjustment Procedures                        21
         2.7      Balance Sheet at Effective Time              23
         2.8      Tax Adjustment Amount                        26
         2.9      Sellers' Representative                      26
         2.10     Non-Competition                              26
         2.11     Tax Returns                                  29
         2.12     Employment Agreements and Reaffirmation
                      Certificates                             31
         2.13     Tradenames                                   31
         2.14     R-ONE Commercial Brokerage Division.         31
         2.15     Continuing Liabilities                       33
         2.16     Certain Employment Matters                   33
         2.17     R-ONE Legal Department                       33
         2.18     Shareholders' Agreement                      34
         2.19     Information for SEC Filings                  34

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS             35
         3.1      Organization and Good Standing               35
         3.2      Authority; No Conflict                       35
         3.3      Capitalization                               37
         3.4      Financial Statements                         37
         3.5      Books and Records                            38
         3.6      Title to Properties; Encumbrances            38
         3.7      Ownership of Assets; Condition and
                      Sufficiency of Assets                    39
         3.8      Accounts Receivable                          39
         3.9      Accounts Payable                             40
         3.10     No Undisclosed Liabilities                   40
         3.11     Taxes                                        40
         3.12     No Material Adverse Change                   42
         3.13     Employees and Employee Benefit Plans         42
         3.14     Compliance With Legal Requirements;
                       Governmental  Authorizations            44
         3.15     Legal Proceedings; Orders                    45
         3.16     Absence of Certain Changes and Events        47
         3.17     Contracts; No Defaults                       48
         3.18     Insurance                                    53
         3.19     Environmental Matters                        55
         3.20     Employees                                    55
         3.21     Labor Relations; Compliance                  56
         3.22     Intellectual Property                        56
         3.23     Certain Payments                             60
         3.24     Realty One Services Agreements               61
         3.25     Disclosure and Investment Intent             61
         3.26     Relations with Related Persons               61
         3.27     Brokers or Finders                           62
         3.28     First Ohio Mortgage: Loan Purchase
                      Agreements                               62

4.       REPRESENTATIONS AND WARRANTIES OF INSIGNIA            62
         4.1      Organization                                 62
         4.2.     Authority; No Conflict                       63
         4.3      Capitalization; Title to Interests           64
         4.4      Authorization and Issuance of IFG Shares     64
         4.5      Securities Act and Exchange Act Filings      65
         4.6      Financial Statements                         65
         4.7      No Material Change                           65
         4.8      Taxes                                        65
         4.9      Litigation; Legal and Governmental
                     Proceedings and Judgments;
                     Licenses and Permits                      66
         4.10     Subsidiaries                                 66
         4.11     Investment Intent                            66
         4.12     Brokers or Finders                           67
         4.13     Representation As To Knowledge of
                     Timothy M. Grant and Frank M.Garrison     67

5.       COVENANTS OF SELLERS AND THE REALTY ONE COMPANIES
         PRIOR TO CLOSING DATE                                 67
         5.1      Required Approvals                           67
         5.2      [Intentionally Omitted]                      67
         5.3      Current Information                          67
         5.4      Shareholders' Agreement                      68
         5.5      Operations Prior to Closing Date             68
         5.6      Miscellaneous Agreements and Consents        71
         5.7      Access and Investigation; Delivery           71
         5.8      Notification                                 72
         5.9      No Negotiation                               72
         5.10     Office Lease Agreements                      72
         5.11     Software                                     73
         5.12     Employment Agreement Affirmation             73
         5.13     No Other Interests in Realty One Companies   73
         5.14     Excluded Assets/Related Liabilities          74

6.       COVENANTS OF INSIGNIA PRIOR TO CLOSING DATE           74
         6.1      Approvals of Governmental Bodies             74
         6.2      Board Approval                               74
         6.3      Shareholders' Agreement                      74
         6.4      Miscellaneous Agreements and Consents        75
         6.5      Notification                                 75
         6.6      Office Lease Agreements                      75
         6.7      Employment Agreement Affirmation             76

7.       CONDITIONS PRECEDENT TO INSIGNIA'S OBLIGATION TO
         CLOSE                                                 76
         7.1      Accuracy of Representations                  76
         7.2      Performance                                  76
         7.3      Consents                                     76
         7.4      Additional Documents                         77
         7.5      No Proceedings                               77
         7.6      No Claim Regarding Stock Ownership or Sale
                       Proceeds                                77
         7.7      [Intentionally Omitted]                      77
         7.8      Accredited Investors                         78
         7.9      No Material Change                           78

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE  78
         8.1      Accuracy of Representations                  78
         8.2      Insignia's Performance                       78
         8.3      Consents                                     79
         8.4      Additional Documents                         79
         8.5      No Proceedings                               79
         8.6      No Material Change                           79

9.       TERMINATION                                           80
         9.1      Termination Events                           80
         9.2      Effect of Termination                        81

10.      INDEMNIFICATION; REMEDIES                             81
         10.1     Survival; Right to Indemnification Not
                      Affected By Knowledge                    81
         10.2     Indemnification by Sellers                   82
         10.3     Indemnification by Insignia                  84
         10.4     Procedure for Indemnification--Third Party
                      Claims                                   86
         10.5     Procedure for Indemnification--Other Claims  90
         10.6     Indemnity Limitations-- Sellers              90
         10.7     Indemnity Limitations--Insignia              92
         10.8     Effect of Insurance Proceeds
                      Received/Subrogation/Indemnification
                      Payment as Adjustment to Purchase Price  92
         10.9     Certain Continuing Litigation                93

11.      GENERAL PROVISIONS                                    93
         11.1     Expenses                                     94
         11.2     Mandatory Arbitration                        94
         11.3     Confidentiality/Public Announcement          95
         11.4     Notices                                      95
         11.5     Jurisdiction                                 98
         11.6     Further Assurances                           99
         11.7     Waiver                                       99
         11.8     Entire Agreement and Modification            99
         11.9     [Intentionally Omitted]                     100
         11.10    Assignments, Successors, And No Third-Party
                     Rights                                   100
         11.11    Severability                                100
         11.12    Section Headings; Construction              100
         11.13    [Intentionally Omitted]                     100
         11.14    Governing Law                               101
         11.15    Counterparts                                101

         INDEX OF EXHIBITS                                    103

     STOCK PURCHASE AGREEMENT This Stock Purchase Agreement ("Agreement") is made and entered into September 18, 1997, by and among Insignia Financial Group, Inc., a Delaware corporation ("IFG"), Insignia RO, Inc., a Delaware corporation ("IFG Acquisition Subsidiary") and Joseph T. Aveni, individually ("J. Aveni"), Vincent T. Aveni, individually ("V. Aveni"), Joseph T. Aveni as Trustee of the Joseph T. Aveni Declaration of Trust dated April 25, 1988), as amended on August 10, 1995 ("J. Aveni 1988 Trust"), Vincent T. Aveni as Trustee of the Vincent T. Aveni Declaration of Trust dated February 11, 1988, as restated on September 14, 1995 ("V. Aveni 1988 Trust"), Joseph T. Aveni, as Trustee of the Vincent T. Aveni Dynasty Trust, dated July 13, 1994 ("V. Aveni 1994 Trust"), Vincent T. Aveni, as Trustee of the Joseph T. Aveni Dynasty Trust, dated July 13, 1994 ("J. Aveni 1994 Trust"), James C. Miller ("Miller"), and Richard A. Goldbach ("Goldbach"). IFG and IFG Acquisition Subsidiary are referred to collectively herein as "Insignia." J. Aveni, V. Aveni, J. Aveni 1988 Trust, V. Aveni 1988 Trust, V. Aveni 1994 Trust, J. Aveni 1994 Trust, Miller and Goldbach are referred to collectively herein as "Sellers".


                                    RECITALS

     The Realty One Companies are engaged in the business of providing real estate brokerage services, mortgage services, escrow services, relocation services and related real estate services, primarily in the single family residential real estate market in northeast Ohio.

     IFG through one or more subsidiaries or affiliates operates a national real estate services business, including property management, asset management, investment sales, real estate acquisition, construction, real estate investment banking, mortgage banking and other consulting and brokerage services and engages in other real estate activities.

     Sellers own all of the shares of the capital stock of Realty One, Inc., an Ohio corporation ("R-ONE"), (the "R-ONE Shares"), of First Ohio Mortgage, Inc., an Ohio corporation ("First Ohio Mortgage") (the "First Ohio Mortgage-Shares"), of First Ohio Escrow Corporation Inc., an Ohio corporation ("First Ohio Escrow") (the "First Ohio Escrow-Shares") and of Corporate Relocation Management, Inc. ("CRM") (the "CRM-Shares"). The R-ONE Shares, the First Ohio Mortgage-Shares, the First Ohio Escrow-Shares and the CRM-Shares are referred to collectively herein as the "Shares". R-ONE, First Ohio Mortgage, First Ohio Escrow, and CRM are referred to collectively herein as the "Realty One Companies."

     IFG has heretofore formed IFG Acquisition Subsidiary as a wholly-owned subsidiary corporation under the Delaware General Corporation Law (the "Act") for the purpose of acquiring the Shares.

     Sellers desire to sell, and IFG Acquisition Subsidiary desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.


                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "1996 Balance Sheets"--as defined in Section 3.4.

         "1996 Financial Statements"--as defined in Section 3.4.

         "401(k) Plan"--as defined in Section 2.16.

         "AAA"--as defined in Section 2.6(c).

         "Accounts Payable"--as defined in Section 3.9(a).

         "Accounts Receivable"--as defined in Section 3.8(a).

     "Accredited Investor"--as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

         "Act"--as defined in the Recitals of this Agreement.

         "Adjustment Amount"--as defined in Section 2.5 of this Agreement.

         "Agreement"--this Stock Purchase Agreement.

     "Allowance for Cancellations"-- with respect to the Gross Commissions Receivable, the allowance or reserve for cancellations as of a certain date and/or as set forth on a designated balance sheet.

         "Allowance for Cancellations Surplus"--the positive amount, if any, of:

     (i) the product of the Gross Commissions Receivable as of the Effective Time times 0.10;

         less

     (ii) the amount, if any, by which the Uncollected Gross Commissions Receivable exceeds the product of 0.11 times the Gross Commissions Receivable as of the Effective Time.

     "Applicable Contract"--any Contract, including any Realty One Services Agreements presently in effect, (a) under which the Realty One Companies have or may acquire any rights, or (b) under which the Realty One Companies have or may become subject to any obligation or liability, or (c) by which the Realty One Companies or any of the assets owned or used by them are or may become bound, or
(d) to which a Seller is a party that restricts the right or ability of such Seller or any Realty One Company to engage in Residential Real Estate Services.

         "Arbitrator"--as defined in Section 2.5(c).

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as soon as reasonably and practicably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to incur any expense or liability or take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach"--a "Breach" of a representation, warranty or covenant of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, such representation or warranty set forth in this Agreement or (b) failure to perform or comply with any covenant or agreement set forth in this Agreement, subject to applicable grace or cure periods, and the term "Breach" means any such inaccuracy, breach or failure.

         "Cash Amount"--as defined in Section 2.4(b)(1).

         "Ciepiel"--as defined in Section 2.12.

         "Ciepiel Acknowledgment"--as defined in Section 5.13.

         "Closing"--as defined in Section 2.3(a).

         "Closing Cash Amount"--as defined in Section 2.2(a).

     "Closing Date"--the date and time as of which the Closing actually takes place.

         "Closing Date Statement"--as defined in Section 2.6(a).

         "Commercial Brokerage Division"--as defined in Section 2.14.

     "Commercial   Brokerage  Division   Services"--the   assets,   liabilities,
goodwill, personnel and operations comprising the division of R-ONE engaged in the commercial real estate brokerage business.

     "Commercial Brokerage Division Allowance for Uncollectibles"-- with respect to the Accounts Receivable of the Commercial Brokerage Division, as of a certain date and/or as set forth on a designated balance sheet (the "Commercial Brokerage Division Gross Receivables"), the allowance for uncollectibles and/or cancellations as of a certain date and/or as set forth on a designated balance sheet.

     "Commissions Payable"--for purposes of Sections 2.5(b), 2.8 and 10.3(e), as of any given date, the aggregate sales agents' commissions and commission bonuses payable by R-ONE (net of any related allowance) in connection with the real estate transactions reflected in Commissions Receivable.

     "Commissions Receivable"--for purposes of Sections 2.5(b), 2.8 and 10.3(e), as of any given date, the aggregate commission revenue related to real estate transactions (net of the related allowance for cancellations) recorded as of the date of execution of the applicable Realty One Services Agreement (but not collected) by R-ONE and reflected in its financial statements in a manner consistent with historical accounting practices.

     "Consent"--any   approval,   consent,   ratification,   waiver,   or  other
authorization (including any Governmental Authorization).

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

     (a) the sale by Sellers to IFG Acquisition Subsidiary and the purchase by IFG Acquisition Subsidiary from Sellers of the Shares and the exercise of control by Insignia over R-ONE, First Ohio Mortgage, First Ohio Escrow and CRM;

     (b) the delivery of the Closing Cash Amount, the Deferred Cash Amount and the IFG Purchase Shares in accordance with the terms of this Agreement;

     (c) the execution,  delivery and performance of the Employment  Agreements,
the  Shareholders'   Agreement,   and  the  Employment  Agreement  Reaffirmation
Certificates;

     (d) the performance by Insignia, Sellers, and the Realty One Companies of their respective covenants and obligations under this Agreement;

     (e) the satisfaction and discharge of the Continuing Liabilities by Insignia as they become due and payable; and

     (f) the performance (including performance by Persons who are not parties hereto) or occurrence of the actions, transactions, events or obligations necessary to satisfy the conditions set forth in Sections 7 and 8 hereof.

     "Continuing Liabilities"--as defined in Section 2.7(b).

     "Continuing  Ordinary  Course  Applicable   Contracts"  --  any  Applicable
Contract not listed in Exhibit 2.7 (b) in effect at the Effective Time that satisfies all of the following criteria:

     (a) was/is entered into prior to the Effective Time in the Ordinary Course of Business;

     (b) is, at any time after the Effective Time, terminable upon not greater than 35 days notice by the Realty One Company which is a party thereto or bound thereby;

     (c) Insignia fails to determine by written notice to the Seller's Representative prior to the earlier of October 1, 1998, or 120 days after the Realty One Company makes its first payment after the Effective Time under such Applicable Contract that such Applicable Contract is not necessary to the operation of the business of the Realty One Company which is a party to or bound by such Applicable Contract;

     (d) the termination of which Applicable Contract by the applicable Realty One Company, together with any other terminations of other Continuing Ordinary Course Applicable Contracts, does not result in damages, penalties or accelerated payments payable by the Realty One Company which is a party to or bound by such Continuing Ordinary Course Applicable Contracts in the aggregate exceeding $100,000;

     (e) the aggregate payments due under such Applicable Contract by the Realty One Company which is a party or bound thereby that will become due and payable after the Effective Time in accordance with its terms and conditions, in the absence of renewals, defaults, or Breaches by any party thereto, are not material in amount considering all other liabilities and obligations of the Realty One Companies taken as a whole; and

     (f) default or Breach by any party to such Applicable Contract will not cause a Material Adverse Effect after the Effective Time.

     "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding upon a Person.

     "Controlling Sellers"-- J. Aveni, V. Aveni, the J. Aveni 1988 Trust, the V. Aveni 1988 Trust, the V. Aveni 1994 Trust and the J. Aveni 1994 Trust.

     "Copyrights"--as defined in Section 3.22(a)(iii).

     "CRM"--as defined in the Recitals in this Agreement.

     "CRM-Shares"--as defined in the Recitals to this Agreement.

     "Deferred Cash Amount"--as defined in Section 2.2(c).

     "Disputed Matters"--as defined in Section 2.6(c).

     "Effective Time"--subject to the occurrence of the Closing, the beginning of the day October 1, 1997.

     "Employment Agreements"--as defined in Section 2.12.

     "Employment Agreement Reaffirmation Certificates"--as defined in Section 2.12.

     "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) the regulation of any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

     "Environmental Law"--any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the  transportation
of  hazardous  substances,   pollutants,   oil,  or  other  potentially  harmful
substances;

     (g) cleaning up pollutants that have been Released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate"--as defined in Section 3.13(h).

     "Exchange Act--the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Excluded Assets"--as defined in Section 2.7(a).

     "Excluded Liabilities"--all liabilities and obligations of the Realty One Companies that are not Continuing Liabilities.

     "First Ohio Escrow"--as defined in the Recitals in this Agreement.

     "First Ohio Escrow-Shares"--as defined in the Recitals of this Agreement.

     "First Ohio Mortgage"--as defined in the Recitals this Agreement.

     "First Ohio Mortgage-Shares"--as defined in the Recitals of this Agreement.

     "GAAP"--generally accepted United States accounting principles.

     "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including any approval or waiver under the HSR Act.

     "Governmental Body"--any:

     (a) nation, state, county, city, town, village, district, or other governmental jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  body  exercising,   or  entitled  to  exercise,   any  administrative,
executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature.

     "Gross Commissions Receivable"--as of any given date, the aggregate commission revenue of R-ONE related to real estate transactions (not reduced for Allowances for Cancellations) recorded as of the date of execution of the applicable Realty One Services Agreement (but not collected) by R-ONE.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from a property owned by one or more of the Realty One Companies or any part thereof into the Environment, and any other act, business, operation, or thing that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off a property owned by one or more of the Realty One Companies, or that may affect the value of a property of the Realty One Companies.

     "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HSR Act"--The Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "IFG"--as defined in the first paragraph of this Agreement.

     "IFG Common Stock"--Class A Common Voting Stock of IFG, $0.01 par value per share.

     "IFG Indemnified Persons"--as defined in Section 10.2.

     "IFG Loss"--as defined in Section 10.2.

         "IFG Purchase Shares"--as defined in Section 2.2.

         "Independent Contractor Agreements"--as defined in Section 3.17(a)(vi).

     "Indemnified   Person"--an  IFG  Indemnified   Person  and/or  an  Sellers'
Indemnified Person, as the context shall apply.

         "Insignia"--as defined in the first paragraph of this Agreement.

         "Insignia's Advisors"--as defined in Section 5.7(a).

         "Insignia's Closing Certificate"--as defined in Section 2.4(b)(iii).

         "Insignia's Closing Documents"--as defined in Section 2.4(a).

         "Intellectual Property Assets" --as defined in Section 3.22(a).

         "Interim Balance Sheet"--as defined in Section 3.4.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IFG Acquisition Subsidiary"--as defined in the first paragraph of this Agreement.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; provided, however, that a Seller will be deemed to have "Knowledge" of a particular fact or other matter if any of Realty One Companies Executive Officers has Knowledge of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     "Legal  Requirement"--any   federal,  state,  local,  municipal,  or  other
administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Litigation Reserve"--the allowance or reserve, as of a certain date and/or as set forth on a designated balance sheet, for settlement or discharge of any pending or Threatened claim, demand, cause of action, litigation, complaint or other dispute or any other Proceeding, involving the business of R-ONE, of a nature for which R-ONE has historically maintained such a reserve.

         "Marks"-- as defined in Section 3.22(a)(i).

     "Material Adverse Effect"--a material adverse effect on the financial condition, business relationships or economic prospects of any of the Realty One Companies or of the Realty One Companies taken as a whole.

         "Modification Notice"--as defined in Section 5.8.

     "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "Order"--any  award,  decision,   injunction,   judgment,   order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Patents"-- as defined in Section 3.22(a)(ii).

         "Permitted Encumbrances--as defined in Section 3.7.

     "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan or Plans"--as defined in Section 3.13(a).

         "Post-Closing Re/Max Costs"--as defined in Section 10.9.

     "Post-Effective Time Realty One Employees"--Realty One Companies employees who become employees of Insignia or a Related Person thereof.

     "Pre-Closing Date Price of IFG Common Stock"-- the average of the daily closing price of IFG Common Stock as traded on the New York Stock Exchange for the ten consecutive trading days which end on (and include) the third business day preceding the Closing Date.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Projected Closing Combined Balance Sheet"-- the pro forma combined balance sheet of the Realty One Companies, projected as of the Effective Time, attached hereto as Exhibit 2.5(a).

         "Proprietary Rights Agreement"--as defined in Section 3.20(b).

         "Purchase Price"--as defined in Section 2.2.

         "R-ONE"--as defined in the Recitals to this Agreement.

     "R-ONE Buyer Agency Agreement" or "R-ONE Buyer Agency Agreements"--as defined in Section 3.17(a)(i)(A)

     "R-ONE Property Management Employees"--as defined in Section 2.7(a)(iii).

     "R-ONE  Listing  Agreement  or R-ONE  Listing  Agreements"--as  defined  in
Section 3.17(a)(i)(A).

         "R-ONE-Shares"--as defined in the Recitals of this Agreement.

     "Realty  One  Companies"--as   defined  in  the  first  paragraph  of  this
Agreement.

     "Realty  One  Companies  Executive  Officers"--the  individuals  listed  on
Exhibit 1.

         "Realty One Company"--any one of the Realty One Companies.

     "Realty One Services Agreement"--any Contract pursuant to which any of the Realty One Companies receives revenues and/or provides or is obligated to provide any Residential Real Estate Services or Commercial Brokerage Division Services, including without limitation the Residential Sales Contracts.

         "Related Person"--with respect to a particular individual:

                  (a)      each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) the individual's parents, children and step-children, (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the 1934 Act and Regulations of voting securities or other voting interests representing at least 5% (five percent) of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% (five percent) of the outstanding equity securities or equity interests in a Person.

     "Re/Max Litigation"--the Proceedings of: (i) Re/Max International, Inc., et al v. Realty One, Inc., et al, U.S. District Court, Northern District of Ohio, Eastern Division, Case No. 1:94-CV-0062 (as appealed); and (ii) Thomas Hurd v. Vincent Aveni, et al, Cuyahoga County, Ohio Court of Common Pleas, Case No. CV299512; and (iii) the Ohio Attorney General's Office in connection with or related to the subject matter of the foregoing cases based on the operation of R-ONE's business in accordance with policies adopted and in effect prior to the Effective Time.

     "Release"--any  spilling,  leaking,  emitting,   discharging,   depositing,
escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative"--with respect to a particular Person, any director, officer, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Residential Real Estate Services"--as defined in Section 2.10(a).

         "Residential Sales Contracts"--as defined in Section 3.17(a)(i)(A).

     "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Sellers"--as defined in the first paragraph of this Agreement.

         "Seller Loss"--as defined in Section 10.3.

         "Sellers' Representative"--shall be Joseph T. Aveni.

         "Sellers' Closing Certificate"--as defined in Section 2.4(a)(vii).

         "Sellers' Closing Documents"--as defined in Section 2.4(a).

         "Shareholders' Agreement"--as defined in Section 2.18.

         "Shares"--as defined in the Recitals of this Agreement.

         "Software Certificates"--as defined in Section 5.11(c).

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "Tax" or "Taxes"--any or all U.S. federal, state, local or foreign Taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, use, value added, capital, gross receipts, franchise, license, severance stamp, premium, windfall profits, environmental, capital stock, profits, withholding, disability, real property, personal property, registration, customs duties, alternative or add-on minimum, estimated or other Tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Body, including any related charges, fees, interest, penalties, additions to Tax or other assessments.

     "Tax Adjustment Amount"--an amount of adjustment to the Purchase Price calculated in accordance with Section 2.8(a).

     "Tax Proceeding"--any audit, other administrative proceeding or judicial proceeding involving Taxes.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given (i) orally or in writing to Sellers or to the Realty One Companies Executive Officers or (ii) in writing to a Realty One Companies employee.

         "Trade Secrets"--as defined in Section 3.22(a)(iv).

         "Unaudited Statements"--as defined in Section 4.6.

     "Uncollected Gross Commissions Receivable" -- the total amount of Gross Commissions Receivable not collected in full, without any set-off, within ninety days after the date on which a Gross Commission Receivable first becomes due and payable.

2.       SALE AND TRANSFER OF SHARES; CLOSING; AGREEMENTS

2.1Shares; Effective Time

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to IFG Acquisition Subsidiary, and IFG Acquisition Subsidiary will purchase the Shares from Sellers. The sale and purchase of the Shares shall be effective as of the Effective Time.

         2.2      Purchase Price

     The total purchase price for the Shares is $39,800,000, subject to adjustment as provided herein (the "Purchase Price"), paid as follows:

     (a) $33,850,000 (Thirty Three Million Eight Fifty Thousand Dollars) paid in cash at Closing (the "Closing Cash Amount") to be delivered at Closing as described in Section 2.4(b); plus

     (b) $4,200,000 (Four Million Two Hundred Thousand Dollars) of shares of IFG Common Stock (the "IFG Purchase Shares") calculated in accordance with this
Section 2.2 and to be delivered at Closing pursuant to Section 2.4(b) ; plus

     (c) $1,750,000 (One Million Seven Hundred Fifty Thousand Dollars) payable in cash in accordance with Section 2.6(b) (the "Deferred Cash Amount"); plus

     (d) the Adjustment Amount; plus

     (e) the Tax Adjustment Amount calculated in accordance with Section 2.8 hereof.

     Subparts (a), (b) and (c) of the Purchase Price described above collectively consist of (i) an allocation of $36,800,000 of the Purchase Price to R-ONE, (ii) an allocation of $1,750,000 of the Purchase Price to First Ohio
Mortgage, (iii) an allocation of $750,000 of the Purchase Price to First Ohio Escrow, and (iv) an allocation of $500,000 of the Purchase Price to CRM. Subparts (d) and (e) of the Purchase Price described above, when finally determined, shall be allocated among the Realty One Companies pro rata based on the amounts set forth in the immediately preceding sentence.

     For purposes of this Agreement, the "IFG Purchase Shares" shall be a number of shares of IFG Common Stock calculated as follows:

     (A) 210,000 shares of IFG Common Stock if the Pre-Closing Date Price of IFG Common Stock is equal to or greater than $20.00 per share up to but not greater than $23.00 per share;

     (B) if the Pre-Closing Date Price of IFG Common Stock is greater than $23.00 per share, a number of shares of IFG Common Stock equal to $4,200,000 divided by the sum of:

     (a) $20.00 plus

     (b) the amount by which the Pre-Closing Date Price of IFG Common Stock exceeds $23.00 per share;

     (C) if the Pre-Closing Date Price of IFG Common Stock is less than $20.00 per share but not less than $17.00 per share, a number of shares of IFG Common Stock equal to $4,200,000 divided by the Pre-Closing Date Price of IFG Common Stock;

     (D) if the Pre-Closing Date Price of IFG Common Stock is less than $17.00 per share, a number of shares of IFG Common Stock equal to $4,200,000 divided by $17.00.

         2.3      Closing

     (a) Unless this Agreement is terminated in accordance with Section 9 hereof, the closing (the "Closing") of the Contemplated Transactions provided for in this Agreement will take place at the offices of McDonald, Hopkins, Burke & Haber Co., L.P.A., counsel to the Realty One Companies and the Sellers, 2100 Bank One Center, 600 Superior Avenue, E., Cleveland, OH 44114, at 10:00 a.m. (local time):

     (i) at the option of Insignia, on a date following the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 that is no less than three business days following notice by Insignia to R-ONE and the Sellers, but in no event later than the earlier of: (1) the fifth day after obtaining all necessary approvals of the expiration of applicable waiting periods under the HSR Act, but in no event earlier than September 30, 1997; or (2) October 31, 1997.

     (ii) at such other time and place as Insignia and Sellers may agree.

     Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      Closing Obligations

                  (a)      At the Closing Sellers will deliver to Insignia:

     (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to IFG Acquisition Subsidiary;

     (ii) Employment Agreement Reaffirmation  Certificates,  executed by each of
J. Aveni and Ciepiel and any other person who has executed an Employment Agreement prior to Closing;

     (iii) the Shareholders' Agreement, executed by J. Aveni, the J. Aveni 1988 Trust, and the J. Aveni 1994 Trust;

     (iv) the Ciepiel Acknowledgment;

     (v) the Software Certificates;

     (vi) [intentionally omitted];

     (vii) a certificate executed by the Sellers representing and warranting to Insignia that, except as otherwise stated in such certificate, each of the Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any Modification Notices) and certifying to Insignia that Sellers have performed their obligations under Section 5 hereof and that all conditions in
Section 7 hereof have been satisfied (the "Sellers' Closing Certificate") (the documents referenced in (a)(i) through (a)(vii) are collectively the "Sellers' Closing Documents").

     (b) At the Closing, subject to the terms of Sections 2.1 and 2.2 hereof, Insignia will deliver the following:

     (i) the Closing Cash Amount and the IFG Purchase Shares in the following form, to be distributed in the aggregate to Sellers in proportion to their interest in each of the Realty One Companies and in accordance with the allocation of the Purchase Price forth on Exhibit 2.4(b)(i):

     (A) the Closing Cash Amount delivered to the Sellers' Representative pursuant to wiring instructions from the Sellers' Representative, to be distributed to Sellers after taking into account the distribution of the IFG Purchase Shares described herein in accordance with Exhibit 2.4(b)(i); and

     (B) the IFG Purchase Shares to the Sellers' Representative for distribution to the applicable Seller(s) as shown on Exhibit 2.4(b)(i);

     (ii) the Shareholders' Agreement executed by IFG;

     (iii) a certificate executed by Insignia to the effect that, except as otherwise stated in such certificate, each of Insignia's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date and certifying to R-ONE and Sellers that Insignia has performed its obligations under Section 6 hereof and that all conditions in
Section 8 hereof have been satisfied (the "Insignia's Closing Certificate");

     (iv) Employment Agreement Reaffirmation Certificates executed by Insignia or a Related Party thereof (the documents referenced in (b)(i) through (b)(iv) are collectively "Insignia's Closing Documents").

         2.5      Adjustment Amount

     (a) The "Adjustment Amount" (which may be a positive or negative number) will be equal to:

     (i) the combined stockholders' equity of the Realty One Companies as of the Effective Time determined in accordance with GAAP minus

     (ii) the sum of: (1) $3,702,407 (calculated as shown on the Projected Closing Combined Balance Sheet attached as Exhibit 2.5(a)); and (2) all amounts held as of the Effective Time (whether in cash, cash equivalents or immediately available funds) in trust accounts or for the benefit of third parties or payments or deposits for future work or services.

     (b) Notwithstanding any other provision of this Agreement, solely for purposes of calculating the combined stockholders' equity of the Realty One Companies as of the Effective Time (which calculation shall be made in a manner consistent with the Projected Closing Combined Balance Sheet attached as Exhibit 2.5(a), except as otherwise provided below):

     (i) the amount of the following assets and liabilities of the Realty One Companies as of the Effective Time shall be determined as follows:

     (A) the liabilities set out below shall not be accrued as a liability of the Realty One Companies for purposes of calculating the combined stockholders' equity:

     (1) accrued vacation pay, sick leave and personal leave;

     (2) United States federal and Ohio state income Taxes;

     (3) accrued real property lease expense, including any adjustment to real property rental payments or lease expense on a straight line basis, up to an amount of $225,000;

     (B) deposits up to an amount of $25,000 in connection with capital leases shall be deemed to be applied as a payment against such obligations and shall also be included as an asset on the balance sheet;

     (C) Commissions Receivable and Commissions Payable shall be recognized as of the date of execution by all parties of a Contract giving rise to such receivable;

     (D) the Allowance for Cancellations with respect to the Gross Commissions Receivable shall not be less than twenty-one percent of the Gross Commissions Receivables and a corresponding allowance with respect to Commissions Payable shall be maintained;

     (E) the amount of the Litigation Reserve shall not be less than $150,000;

     (F)  the  amount  of  the  Commercial   Brokerage  Division  Allowance  for
Uncollectibles shall not be less than 26.10% of the Commercial Brokerage Division Gross Receivables.


     (G) the $30,000 investment by R-ONE in Realty Relocation Services shall be listed as an asset of R-ONE;

     (H) gain or loss on sale of the Shares for GAAP purposes shall not be treated as an asset sale as of the Effective Time (i.e. no gain or loss in connection with the Contemplated Transactions shall be reflected on the Closing Date Statement)

     (ii) any periodic rental payment paid by the Realty One Companies under real property lease agreements described in Exhibit 3.6 hereof for any monthly (or equivalent) period during which the Effective Time occurs shall be pro-rated and the amount attributable as rent for the balance of such monthly (or equivalent) period occurring after the Effective Time shall be treated as a pre-Effective Time asset on the Closing Date Statement. (For example, if the Realty One Companies have prepaid rent for the month of October, 1997, then all such amounts shall be treated as an asset of the Realty One Companies as of the Effective Date.)

         2.6      Adjustment Procedures

     (a) Delivery of Closing Date Statement. Within one hundred twenty (120) days after the Effective Time, Insignia shall, at its expense, prepare and deliver to the Sellers' Representative a combined balance sheet of the Realty One Companies prepared in accordance with GAAP (as revised in accordance with the adjustments set forth in Section 2.5(b) and in the manner in which such adjustments are set forth in Exhibit 2.5(a)), showing the combined stockholders' equity of the Realty One Companies as of the Effective Time (the "Closing Date Statement"). The Closing Date Statement shall provide, in reasonable detail, an explanation of the calculation of the Adjustment Amount.

     (b) Calculation and Distribution of Deferred Cash Amount and Payment of Adjustment Amount. Following delivery of the Closing Date Statement to the Sellers' Representative, on the 155th day after the Effective Time IFG shall deliver the amount owed to Sellers, if any, in accordance with the provisions set forth below, and/or to the extent required below, Sellers shall deliver to Insignia the amount, if any, in accordance with the provisions set out below:

     (i) Insignia's Payment Obligation:

     (A) If the Adjustment Amount is a positive number, Insignia will pay such amount to the Sellers' Representative for the benefit of the Sellers in addition to the Deferred Cash Amount.

     (B) If the Adjustment Amount is a negative number but less than the Deferred Cash Amount, Insignia will pay to the Sellers' Representative for the benefit of the Sellers the difference between the Deferred Cash Amount and the Adjustment Amount.

     (ii) Sellers' Payment Obligation. If the Adjustment Amount is a negative number greater than the Deferred Cash Amount, the Sellers will be liable, jointly and severally, to, pay the balance to IFG, provided, however, that the obligation of Miller and Goldbach shall be limited to a pro rata portion thereof in accordance with their respective percentage interest in the Purchase Price.

     (iii) Manner of Payment. All payments will be payable immediately when due together with interest at the rate of 5% per annum for the period beginning at the Effective Time and ending on the date of payment. Payments must be made in immediately available funds by wire transfer as directed by Sellers Representative or Insignia, as applicable. Payments to Sellers must be made in the manner and will be allocated in the proportions set forth in Section 2.2. Payments to IFG must be made by wire transfer to such bank account as IFG will specify.

     (iv) Payment of Undisputed Amount in Event of Dispute. In the event of a dispute by the Sellers' Representative pursuant to Subsection (c) below, Insignia or the Sellers, as the case may be, shall pay the undisputed amount of the Adjustment Amount (plus any undisputed balance of the Deferred Cash Amount if applicable) plus interest at the rate set forth in this Section 2.6 on the 155th day after the Effective Time.

     (v) Payment Following Dispute Resolution. Following a decision by the Arbitrator pursuant to Subsection (c) below, Insignia and/or Sellers, as applicable, shall pay the balance, if any, within ten (10) days following the Arbitrator's final determination of the portion, if any, of the disputed Adjustment Amount required to be paid by Insignia or the Sellers, as the case may be, together with interest thereon, or, if applicable, in accordance with the decision of the Arbitrator. Insignia shall retain from the Deferred Cash Amount, without encumbrance, any portion of such disputed amount due and owing to Insignia.

     (c) Dispute Resolution. The Sellers' Representative shall notify Insignia within fifteen days after receipt of the Closing Date Statement that the Sellers' Representative disputes any matter with respect to such Statement. In such event any such matters (the "Disputed Matters") shall be submitted to arbitration in Chicago, Illinois within 30 days after the notice of the Sellers' Representative unless the parties agree in writing to extend such 30 day period in an attempt to negotiate a settlement of such Disputed Matters. The Arbitrator ("Arbitrator") shall be any one of the nationally recognized independent accounting firms (or any member or employee of such a firm who is a certified public accountant designated by such firm) which is on the date hereof among the ten largest such firms other than Ernst & Young mutually agreed to by the Sellers' Representative and IFG. If the Sellers' Representative and IFG shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform such services, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association ("AAA"), with preference being given to any nationally recognized accounting firm (or CPA member or employee thereof) other than any firm then employed by any of the Sellers or IFG. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the Arbitrator, who shall, in making such determination, take account of the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the Arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs and expenses.

         2.7      Balance Sheet at Effective Time.

     (a) Excluded Assets. Notwithstanding anything to the contrary contained herein, the following assets reflected on the Interim Balance Sheet shall, at or prior to the Effective Time, be transferred, distributed, assigned or disposed of by the Realty One Companies (the "Excluded Assets"):

     (i) the real estate and improvements (but not the personal property) used in connection with the branch offices commonly referred to as the Amherst Office, the Avon Lake Office, the Brunswick Office, and the Shaker Heights Office, each of which is described, including a property description, on Exhibit 2.7(a)(i);

     (ii) the interest held by R-ONE in Realty One Land Co. Ltd., a limited liability company, as described on Exhibit 2.7(a)(ii);

     (iii) the personal property and other assets used solely in the operation of the property management division of R-ONE, which division is described on
Exhibit 2.7(a)(iii), (including without limitation, the contracts, accounts receivable, equipment, fixtures, business records, assets, obligations and employees of the property management), provided, however, that any assets used jointly by any of the Realty One Companies in the business of Residential Real Estate Services and by the property management division of R-ONE shall not be Excluded Assets, and provided further that all liabilities associated with the property management division of R-ONE shall not be Continuing Liabilities;

     (iv) all cash on hand, cash equivalents and immediately available funds on the Closing Date, including funds in bank accounts and money market funds and the like (except to the extent that such cash or funds in the possession or control of the Realty One Companies represents deposits held for third parties or payments or deposits for future work or services); and

     (v) a certain life insurance policy insuring the life of James C. Miler, as described on Exhibit 2.7(a)(v), provided however any liabilities associated with such a policy shall not be Continuing Liability;

     (vi) all claims or rights against third parties relating to liabilities and obligations of the Realty One Companies that are not Continuing Liabilities;

     (vii) loans or advances by any of the Realty One Companies to any other Realty One Company or its shareholders, as described on Exhibit 2.7(a)(vii);

     (viii) certain other assets (and associated liabilities) shown on Exhibit 2.7(a)(viii);

     Prior to or at the Closing Sellers shall cause the Excluded Assets, and all obligations arising out of or in connection with the Excluded Assets, to be transferred by the Realty One Companies to a party designated by Sellers or otherwise distributed or assigned and assumed. Sellers shall be responsible for the payment of and shall promptly pay and discharge (and shall reimburse the Realty One Companies after the Closing for) any and all costs, expenses, Taxes, levies or similar charges incurred by the Realty One Companies or imposed at any time on the Realty One Companies or Insignia or a Related Person thereof by virtue of or resulting from such transfer or disposition of the Excluded Assets and the assumption by others of liabilities arising out of or in connection with Excluded Assets and the termination of the property management division, including any severance compensation payable to persons employed in such division; provided, however, Insignia shall cause R-ONE to provide COBRA coverage to such employees to the extent of any Legal Requirement at no cost to Sellers. Exhibit 2.7(a)-1 hereto contains a statement of the estimated value of each of the Excluded Assets and a schedule of all liabilities and obligations arising out of or in connection with the Excluded Assets. Sellers shall deliver to Insignia Consents from all third party obligees and creditors in respect of the assumption by Sellers of the obligations arising out of or in connection with the Excluded Assets and releases from such third party creditors of the Realty One Companies, Insignia and any Related Person thereof from all such liabilities or obligations.

                  (b)      Liabilities.

                  Other than:

     (i) the liabilities and obligations existing as of the Effective Time listed on Exhibit 2.7(b); and

     (ii) liabilities and obligations arising under any Continuing Ordinary Course Applicable Contract to the extent such liabilities and obligations are payable or accrue after the Effective Time

     (the foregoing (i) and (ii) are collectively the "Continuing Liabilities"),

     the Realty One Companies shall have no other material (but in no event in an aggregate amount exceeding $100,000) obligations or liabilities as of the Effective Time. (Without limiting the foregoing, none of the obligations arising in connection with the Excluded Assets shall be Continuing Liabilities, but shall be assumed or discharged by Sellers prior to the Closing Date in accordance with Subsection 2.7(a) above.)

     (c) Pre-Closing Discharge, Assumption and Release of All Liabilities Not Continuing Liabilities. Prior to the Effective Time, subject to the obligations and restrictions of this Section 2.7 and Section 5 hereto, Sellers shall or shall cause the Realty One Companies to pay in full and/or obtain a full release and discharge of the Realty One Companies from any obligation for all pre-Effective Time obligations and liabilities of the Realty One Companies that are not Continuing Liabilities, including without limitation those liabilities described on Exhibit 2.7(c).

                  (d)      Interim Revenue and Loss

     Subject to the effectiveness of the Closing, any revenue or income of the Realty One Companies earned, or losses incurred, as determined in accordance with GAAP (as consistently applied in accordance with the past practices of the Realty One Companies), from and after the Effective Time shall inure (and be allocated) to the benefit or detriment of IFG Acquisition Subsidiary. Subject to adjustment to give effect to the preceding sentence, all but $1,000 of the cash balance of the Realty One Companies as of the end of the day immediately preceding the Closing Date (exclusive of cash held in escrow for the benefit of third parties where Realty One has a liability to pay the escrow funds to a third party) shall be remitted on the Closing Date to the Sellers.

         2.8      Tax Adjustment Amount.

     (a) The "Tax Adjustment Amount" (which may be a positive or negative number) will be equal to the sum of the following:

     (i) a negative number equal to the product of (x) the Commissions Payable as of immediately before the Effective Time actually deducted on the final S corporation federal income Tax Return (Form 1120S) of R-ONE, and (y) 0.10; and

                  (ii)     [intentionally omitted]

     (b) Sellers agree to provide a copy to IFG of the appropriate schedules and excerpts of their respective 1997 calendar year Tax Returns, and any amendments thereto, related to the Tax Adjustment Amount subject matters.

     (c) The Tax Adjustment Amount shall be paid by the Sellers or Insignia, as the case may be, within thirty days after the earlier of (a) October 15, 1998 or
(b) the filing of the latest to be filed of the 1997 calendar year Tax Returns to be filed by Sellers or the IRS Form 8023-A to be filed by Insignia.

         2.9      Sellers' Representative .

     A decision, act, Consent or instruction of the Sellers' Representative with respect to matters pertaining to any obligations of the Sellers' Representative pursuant to this Agreement or to the Contemplated Transactions shall constitute a decision of all the Sellers and shall be final, binding and conclusive upon each Seller, and Insignia and any Related Person thereof may rely upon any decision, act, Consent or instruction of the Sellers' Representative as being the decision, act, Consent or instruction of each and every Seller. Insignia and its Related Persons are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, Consent or instruction of the Sellers' Representative.

         2.10     Non-Competition.

     As an inducement for Insignia to enter into this Agreement and as additional consideration for the consideration to be paid to Sellers hereunder, the Sellers agree that:

     (a) For a period of ten (10) years after the Closing Date, J. Aveni and V. Aveni will not, for a period of five (5) years after the Closing Date, Miller will not, for a period of two (2) years after the Closing Date, Goldbach will not, directly or indirectly, provide, solicit or accept business involving residential real estate brokerage services, mortgage services, escrow services, multiple listing services, and relocation services in the one to four family residential real estate market ("Residential Real Estate Services") from, or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend their name or any similar name to, lend credit to, or render services or advice to any business that provides Residential Real Estate Services to, any Person in the United States; provided, however, that, notwithstanding the other provision of this Section 2.10(a): (1) Miller may: (i) at any time after the Effective Time engage in the residential real estate brokerage business as an agent (but not as an owner or a participant in management of such a business) in the states of Florida, North Carolina and South Carolina; and (ii) beginning on the second anniversary of the Closing Date, engage in any Residential Real Estate Services business, including as an owner or a participant in management of such a business) in the states of Florida, North Carolina and South Carolina; and (2) the restrictions as to Goldbach shall be limited to the State of Ohio.

     (b) For a period of ten (10) years after the Closing Date, J. Aveni and V. Aveni will not, and for a period of five (5) years after the Closing Date, Miller and Goldbach, will not, directly or indirectly, either for themselves or any other Person, (i) induce or attempt to induce any Person who was an employee, independent contractor, or sales agent or broker of the Realty One Companies, Insignia or any Related Person thereof as of June 30, 1997 or at any time thereafter until the expiration of the applicable restrictive period herein, to leave such employment or relationship, (ii) in any way interfere with the relationship between any of the Realty One Companies, Insignia or any Related Person thereof and any Person employed by any of the Realty One Companies, Insignia or any Related Person thereof as of June 30, 1997 or at any time thereafter until the expiration of the applicable restrictive period described herein, or (iii) employ, or otherwise engage as an employee, independent contractor, sales agent or broker, or otherwise, any Person employed by the Realty One Companies, Insignia or any Related Person thereof as of June 30, 1997 or at any time thereafter until the expiration of the applicable restrictive period described herein.

     (c) None of Sellers or their affiliates, beneficiaries, successors and assigns will, directly or indirectly, either for themselves or any other Person, disclose or use for their own benefit or for the benefit of any other Person any Trade Secrets or any Intellectual Property Assets of the Realty One Companies, Insignia or a Related Person thereof.

     (d) None of Sellers or their affiliates, beneficiaries, successors and assigns will, directly or indirectly, ever use the name, tradename or symbol "Realty One", "Realty 1" or substantially similar derivative thereof in connection with any Residential Real Estate Services other than as authorized by R-ONE or Insignia after the Closing Date.

     (e) Each Seller acknowledges that any violation of any of the restrictive covenants contained in this Section 2.10 will cause continuing and irreparable harm to Insignia for which monetary damages would not be adequate compensation. Each Seller, therefore, agrees that, if he violates or threatens to violate any of these restrictive covenants, Insignia shall be entitled, in addition to any other legal or equitable remedies available to it, to entry of an injunction, temporary and permanent, enjoining such breach and securing specific performance of this Agreement.

     If any term of this Section 2.10 is held to be unreasonable, arbitrary or against public policy, such term will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area as may be determined to be reasonable in the circumstances of the Contemplated Transactions, will be effective, binding and enforceable against the Sellers pursuant to applicable Ohio law.

     Notwithstanding any other terms of this Section 2.10 to the contrary, nothing in this Section 2.10 precludes a Seller from:

     (1) purchasing or otherwise acquiring up to (but not more than) 4.9% of any class of securities of any enterprise (as a passive investor only and without otherwise participating in any manner in the activities of such enterprise (other than Insignia)) if such securities are listed on any national securities exchange; or

     (2) participating in the ownership of certain businesses identified with respect to a designated Seller as set forth in Exhibit 2.10.

     In the event that any Seller participates in the ownership, management or operation of construction or development of residential real estate developments/projects (which is not prohibited or restricted under Section 2.10(a) above), each of them shall exert their Best Efforts to direct to the Realty One Companies the opportunity, under terms similar to the terms of the Realty One Companies' ordinary business transactions, of acting as real estate agents or brokers with respect to residential real estate sales of such projects unless (w) such Best Efforts direction is precluded as a result of a contractual obligation of a Seller to a third party with respect to such real estate sales, which contractual obligation was entered into before September 1, 1997, or (x) such participation is precluded by application of a Seller's fiduciary duty to a co-owner of such real estate projects, or (y) he lacks the ability to meaningfully or substantially influence such direction as a result of a small or non-controlling ownership interest, or (z) all or a substantial portion of such development is sold in a single or small number of transactions to an unrelated third party.

     To the extent that the restrictions in this Section 2.10 are different from or inconsistent with the restrictive provisions in an applicable Employment Agreement binding one or more of the Sellers, the more restrictive provision, whether in this Agreement or in the applicable Employment Agreement, shall control.

         2.11     Tax Returns.

     (a) The Sellers shall, at their expense, file or cause to be filed all federal, state, local and foreign Tax Returns which are required to be filed by, or with respect to, the Realty One Companies for the period immediately prior to and ending with the Effective Time and shall pay all Taxes required to be paid in accordance with such Tax Returns including, without limitation, any and all Tax liabilities attributable to the making of the election under Section 338(h)(10) of the IRC as described below. Without in any way limiting the generality of the immediately preceding sentence and/or in addition thereto, the Sellers shall pay any and all Tax liabilities imposed on any of the Realty One Companies (i) under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions and (ii) arising from the payment or series of payments, in connection with the Contemplated Transactions other than the Employment Agreements, by any of the Realty One Companies to any employee or other Person of an "excess parachute payment" within the meaning of
Section 280G of the IRC. Sellers will be responsible for the preparation (and costs therefor) and filing of any Form 1099-DIV required to be filed by any of the Realty One Companies for 1997 with respect to transactions occurring prior to the Effective Time. Insignia shall file or cause to be filed such Tax Returns for the Realty One Companies for the period after the Effective Time other than in respect of Taxes arising out of this transaction. In the event that any state or local Tax Return is required to be filed on behalf of any of the Realty One Companies and such Tax Return is required to include periods ending both on and after the Effective Time, Sellers and Insignia shall each pay a pro rata portion of the liability shown on such Tax Return based on the relative income earned during the two respective periods. Each of the parties to this Agreement covenants and agrees that, at the option of Insignia, it will fully cooperate in accordance with all reasonable directions provided by Insignia in the making and filing of the election described in Section 338(h)(10) of the IRC with respect to any one or more of the Realty One Companies as designated by Insignia, thereby enabling Insignia to treat the purchase of the Realty One Companies (or any one or more of them) as asset purchases for certain Tax and accounting purposes. In furtherance thereof, Insignia shall prepare, execute and timely file, and Sellers shall cooperate with Insignia in connection therewith, with respect to each of the Realty One Companies designated by Insignia, IRS Form 8023-A and all schedules thereto in accordance with the instructions to that Form. Any information on such Form 8023-A allocating the purchase price to separately identifiable assets and categories thereof shall be consistent with the method of purchase price/asset allocation set forth on Exhibit 2.11 hereof. Upon the making of the Section 338(h)(10) election, Sellers covenant and agree that, with respect to the preparation and filing of any federal, state, local or foreign income Tax Return, Sellers shall prepare and file all such Tax Returns on a basis consistent with the principles illustrated in Treas. Regs. Section 1.338(h)(10)-1 and the information contained in Exhibit 2.11 hereof. The Sellers covenant and agree that except as set out on Exhibit 2.11, none of the Realty One Companies will incur any Tax liability under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions. The Sellers will provide to Insignia, in form and medium satisfactory to Insignia, all information necessary for the preparation of 1997 Tax Returns for which Insignia will be responsible (including but not limited to Form 1099-MISC). The Sellers and Insignia will, no later than 15 days prior to the due date for the filing of a Tax Return, subject to extensions permitted by Legal Requirements required by this Section 2.11 to be filed by Sellers or Insignia respecting any of the Realty One Companies, provide a copy to Insignia or Sellers, as applicable, of the proposed completed form of Tax Return.

     (b) Prior to and after the Closing Date, Insignia, the Realty One Companies and Sellers and their respective affiliates shall cooperate (and make available knowledgeable employees) in the preparation of all Tax Returns relating in whole or in part to Taxable periods ending on or before or including the Effective Time that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such parties' possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other Taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

     (c) Without the prior written Consent of Insignia, which Consent shall not be unreasonably withheld, neither Sellers nor any of the Realty One Companies shall, to the extent it may affect or relate to the Realty One Companies or the Sellers, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax
Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Realty One Companies.

     (d) Without the prior written Consent of Sellers, which Consent shall not be unreasonably withheld, neither Insignia nor any of the Realty One Companies shall, to the extent it may affect or relate to the Realty One Companies or Insignia, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax
Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of Sellers.

     (e) The Sellers shall be liable for any state or local sales, use or other transfer Taxes imposed as a result of the consummation of the Contemplated Transactions.

     (f) The Purchase Price shall be allocated and reported for income Tax purposes by the parties as set forth on Exhibit 2.11(e).

         2.12     Employment Agreements and Reaffirmation Certificates.

     Each of J. Aveni and Anthony M. Ciepiel ("Ciepiel") will enter into an employment agreement with R-ONE dated as of the date of this Agreement (collectively with other substantially similar employment agreements entered into in connection with this Agreement and of even date herewith, the "Employment Agreements"), to be effective upon Closing, and each of J. Aveni, Ciepiel and any other person who has executed an Employment Agreement prior to Closing shall execute a certificate dated as of the Closing Date substantially in the form of Exhibit 2.12 hereto (collectively, the "Employment Agreement Reaffirmation Certificates") reaffirming his Employment Agreement.

         2.13     Tradenames.

     Sellers agree promptly, both before and after the Effective Time, to take any action (including assigning any right, title and interest of Sellers to the Realty One Companies), and to cooperate with Insignia in taking any action, useful or necessary to establish and protect the interests of the Realty One Companies (or any of them) in all trade names associated with the business of the Realty One Companies, including without limitation the tradenames "Realty One," "First Ohio Mortgage," "First Ohio Escrow," "Corporate Relocation Management," "You're on Your Way Home," "HGM Hilltop Realtors," to the extent any of the Realty One Companies has an interest in such tradenames. Sellers further agree that following the Closing Date they shall not use or consent to the use by any other Person to any of the tradenames associated with the business of the Realty One Companies, including those specifically listed in this Section 2.13.

         2.14     R-ONE Commercial Brokerage Division.

     (a) Sellers shall pay, indemnify, defend, hold harmless and promptly reimburse Insignia for, all expenses, costs, liabilities and obligations incurred by R-ONE, Insignia or any Subsidiary thereof related to or arising out of the operation, existence, winding down and termination of the Commercial Brokerage Division after the Effective Time to the extent they exceed the net income of the Commercial Brokerage Division realized after the Effective Time provided, however, Insignia shall cause R-ONE to provide COBRA coverage to such employees of the Commercial Brokerage Division to the extent of any Legal Request at no cost to Sellers. Insignia shall, if requested by the Sellers' Representative, use its Best Efforts until December 31, 1997 to continue to cause R-ONE to operate the Commercial Brokerage Division in a substantially similar manner as conducted during the 90 day period preceding the Effective Time. After January 1, 1998, Insignia shall, at the continuing net operating cost of Sellers, proceed to promptly wind-down and liquidate the Commercial Brokerage Division or any remaining assets and liabilities thereof.

     (b) J. Aveni and V. Aveni agree to use their Best Efforts to arrange a sale by R-ONE of the Commercial Brokerage Division prior to December 31, 1997, and Insignia authorizes J. Aveni and V. Aveni to offer the Commercial Brokerage Division for sale, without recourse or warranty, to, and to solicit offers to purchase the Commercial Brokerage Division, or some or all of its assets and/or liabilities, from, suitable purchasers on terms and conditions subject to the approval of Insignia, which approval shall not be unreasonably withheld or delayed. Sellers shall bear and pay all costs (and shall reimburse Insignia for all such costs) incurred in connection with the sale and disposition of the Commercial Brokerage Division, including any brokerage commission, marketing or closing costs and related professional fees. To the extent that the proceeds of the sale or other disposition of the Commercial Brokerage Division or all or any of its assets thereof exceed the sum of:

     (i) all expenses, costs, liabilities and obligations incurred by R-ONE, Insignia or any Subsidiary thereof related to arising out of the operation and existence of the Commercial Brokerage Division after the Effective Time (to the extent not previously paid by Sellers or deducted from post-Effective Time revenue of the Commercial Brokerage Division); and

     (ii) all expenses, costs, liabilities and obligations incurred by R-ONE, Insignia or any Subsidiary thereof related to arising out of the sale and disposition or attempted sale or disposition of the Commercial Brokerage Division (to the extent not previously paid by Sellers or deducted from post-Effective Time revenue of the Commercial Brokerage Division); and

     (iii) the net worth of the Commercial Property Division as of the Effective Time as reflected on the Projected Closing Combined Balance Sheet, as adjusted to give effect to any Effective Time assets or liabilities retained by R-ONE

     Insignia shall pay such excess, if any, to the Sellers. Insignia shall deliver any such excess proceeds to the Sellers' Representative for distribution to the Sellers in proportion to their interest in R-ONE within twenty business days of the closing of such sale.

     (c) Insignia may deduct any expenses, costs, obligations or liabilities of the Sellers under this Section 2.14 from the Deferred Cash Amount prior to its scheduled distribution to the Sellers.

     (d) To the extent that the Commercial Brokerage Division Allowance for Uncollectibles as of the Effective Time (as set forth in Projected Closing Combined Balance Sheet) exceeds that portion of the amount of Commercial Brokerage Division Gross Receivables as of the Effective Time remaining uncollected after the ninetieth day following the Effective Time, R-ONE (as a post-Closing Subsidiary of Insignia) or Insignia shall pay such excess to the Seller's Representative for distribution among the Sellers in accordance with their relative ownership interest in R-ONE as set forth in Exhibit 2.4(b)(i), and any such uncollected Accounts Receivable shall be assigned to such Sellers.

         2.15     Continuing Liabilities.

     The Realty One Companies shall retain after the Effective Time the liability and responsibility for the payment and performance of the Continuing Liabilities.

         2.16     Certain Employment Matters.

     Insignia shall cause IFG Acquisition Subsidiary and the Realty One Companies to provide to Post-Effective Time Realty One Employees such employee benefit plans as are generally comparable to their current standard benefits, or such benefit plans as are generally comparable to those provided to persons employed by IFG, subject to the right to add to, modify or change such policies as determined by the Board of Directors of IFG from time to time. Nothing in this Section 2.16 shall create any rights for any employees of the Realty One Companies, IFG or any Related Person thereof, and no employees of the Realty One Companies shall be entitled to rely upon this Agreement for any purpose whatever. Sellers shall have no obligation prior to the Closing Date to cause the Realty One Companies to terminate any Plans.

         2.17     R-ONE Legal Department.

     Insignia will, subject to the exercise of prudent business judgment (based on such considerations as costs, successful performance, consistency with the overall business strategy and objectives of IFG) and subject in all events to the direction, supervision and oversight of the General Counsel of Insignia, continue the operation of the R-ONE legal department in the Cleveland, Ohio area for a period of eighteen months after the Closing Date in substantially the same manner as it has been operated by R-ONE during the six month period preceding the Effective Time, including the continued representation of R-ONE and its officers, sales agents and employees of routine claims and Proceedings existing as of the Effective Time or thereafter arising (to the extent Sellers have indemnified Insignia against such matters) and the practice of placing the responsibility for defense of routine litigation claims filed or Threatened against R-ONE, its officers, sales agents and employees with the R-ONE legal department. Neither Insignia nor the Realty One Companies will, after the Closing Date, settle any Proceeding or other matter for which Sellers have indemnified Insignia under Section 10 hereof without the prior written consent of the Sellers' Representative, provided, however that in the event the Sellers' Representative refuses to consent to a settlement of a Proceeding or claim recommended for settlement by Insignia, Insignia may withdraw the representation of the R-ONE legal department for such Proceeding or claim, in which event defense and representation shall be governed by Section 10.4.

         2.18     Shareholders' Agreement.

     At or before the Closing, IFG and the Sellers to whom are allocated IFG Purchase Shares will enter into an agreement substantially in the same form as
Exhibit 2.18 hereof (collectively, the "Shareholders' Agreement") with respect to the IFG Purchase Shares.

         2.19     Information for SEC Filings.

     If requested  in writing by Insignia to the Sellers  before March 15, 1998,
J. Aveni and V. Aveni will, solely at Insignia's cost, cooperate and assist Insignia in providing information respecting the pre-Effective Time activities of the Realty One Companies necessary for the preparation of audited and pro forma financial statements of the Realty One Companies by either Ernst & Young or Plante & Moran, LLP, as selected at the reasonable option of Insignia, in the form required by Items 2 and 7 of Form 8-K, as if the acquisition of the four Realty One Companies, collectively treated as a single acquisition or aggregated with any other acquisitions by Insignia during calendar year 1997, were "significant" (as defined in Instructions to Item 2 of Form 8-K). Information needed to prepare the pro forma financial statements as required by Regulation S-X will be provided to Insignia personnel or their designee to the extent reasonably possible. Insignia shall pay the cost of the preparation and issuance of the audited and pro forma financial statements requested hereunder.

     In connection with any Registration Statement proposed by IFG to be filed with the Securities and Exchange Commission in connection with the proposed issuance of securities of IFG or any Related Person thereof, if requested in writing by Insignia before March 15, 1998, J. Aveni and V. Aveni will, solely at Insignia's cost, cooperate and assist Insignia in obtaining a "comfort letter" reasonably necessary in connection with such Registration Statement from Plante & Moran, LLP in form and substance satisfactory to, and at the cost of, Insignia, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants relating to the foregoing financial statements and customarily included in comfort letters relating to similar transactions.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers jointly and severally represent and warrant to Insignia as follows:

         3.1      Organization and Good Standing

     (a) Exhibit 3.1(a) hereto contains a complete and accurate list for each of the Realty One Companies of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the number of authorized shares, the par value, the number of shares issued and outstanding, the identity of each stockholder and the number of shares of R-ONE-Shares, First Ohio Escrow Shares, First Ohio Mortgage Shares and CRM Shares held by each). Each of the Realty One Companies is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Realty One Companies is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sellers have delivered to Insignia copies of the Organizational Documents of each of the Realty One Companies, as currently in effect.

         3.2      Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and each of the Realty One Companies, enforceable against Sellers and each of the Realty One Companies in accordance with its terms. Except as set forth in Exhibit 3.2(a) hereto, Sellers and the Realty One Companies have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents.

     (b) Except as set forth in Exhibit 3.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by Sellers will, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Realty One Companies or
(B) any resolution adopted by the board of directors or the stockholders of any of the Realty One Companies;

     (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Realty One Companies or Sellers, or any of the assets owned or used by any of the Realty One Companies or Sellers, may be subject;

     (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Realty One Companies or that otherwise relates to the business of, or any of the assets owned or used by, any of the Realty One Companies;

     (iv) [intentionally omitted]

     (v) [intentionally omitted]

     (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract (including without limitation any loan documents) to which any of the Realty One Companies or any Seller is a party and which would have a Material Adverse Effect; or

     (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Realty One Companies, except Permitted Encumbrances.

     Except as set forth Exhibit 3.2(b)-2 hereof, none of the Sellers nor any of the Realty One Companies is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner, lender or mortgage/lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions or for the transfer of the Excluded Assets and/or the assignment and assumption of liabilities that are not Continuing Liabilities and which would have a Material Adverse Effect if such Consent was not obtained.

         3.3      Capitalization

     Exhibit 3.1(a) hereto contains a complete and accurate list showing, for each of the Realty One Companies with respect to the authorized equity securities of each, the number of shares of common stock, the par value per share, the number of shares issued and outstanding, and the shareholders of record. Sellers are and will be on the Closing Date the record and beneficial owners and holders of all of the capital stock of the Realty One Companies, free and clear of all Encumbrances. As of the Closing Date, no legend or other reference to any purported Encumbrance will appear upon any certificate representing equity securities of any Realty One Company or if such legend appears, Sellers will represent and warrant that such legends are no longer applicable. The stock certificates listed on Exhibit 3.1(a) represent all of the outstanding shares of the capital stock of any Realty One Company. Except as set forth on Exhibit 3.1(a), all of the outstanding equity securities of each Realty One Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, there will be no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Realty One Companies. No Person holds or is entitled to receive any stock option, warrant or other right to purchase shares of capital stock of any of the Realty One Companies, and none of the Realty One Companies has issued any security or instrument convertible into its capital stock. Except as set forth on Exhibit 3.1(a), to the Knowledge of Sellers, none of the outstanding equity securities or other securities of the Realty One Companies was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth on Exhibit 3.1(a), the Realty One Companies do not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4      Financial Statements

     Sellers and the Realty One Companies have delivered to Insignia: an audited balance sheet of R-ONE and First Ohio Mortgage and an unaudited balance sheet of First Ohio Escrow as at December 31, 1996 (the "1996 Balance Sheets") and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with, in the case of R-ONE and FOM, the report thereon of Plante & Moran, LLP, independent certified public accountants (together with the 1996 Balance Sheets, the "1996 Financial Statements"), and an interim combined balance sheet of the Realty One Companies as at May 31, 1997 attached on Exhibit 3.4 (the "Interim Balance Sheet"). Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of each of the Realty One Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, in accordance with the same accounting principles consistently applied by the Realty One Companies, subject, in the case of the Interim Balance Sheets, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the 1996 Financial Statements). To the Knowledge of Sellers, the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as expressly disclosed in the notes to such financial statements. No financial statements of any Person are required by GAAP to be consolidated with the financial statements of any of the Realty One Companies.

         3.5      Books and Records

     The books of account, minute books, stock record books, and other records of each of the Realty One Companies, all of which have been made available to Insignia, are substantially complete in all material respects. At the Closing, all of those books and records of each of the Realty One Companies will be in the possession of the applicable Realty One Company.

         3.6      Title to Properties; Encumbrances

     Except for the fee simple interests in real property described on Exhibit 2.7(a)(i) hereof (which real property interests are Excluded Assets), none of the Realty One Companies owns any fee simple interest in real estate or any options to acquire such interests (other than options granted under leases listed on Exhibit 3.6). Exhibit 3.6 hereof contains a complete Schedule of all real property leaseholds held by the Realty One Companies, including the property, the address, and, with respect to the lease agreement applicable to such leasehold interest, the names of the parties, the date, and the termination date. Sellers and/or the Realty One Companies have delivered to Insignia copies of the leases by which the Realty One Companies hold real property interests in the possession of Sellers or the Realty One Companies and relating to such property or interests. The Realty One Companies hold good title subject only to the matters permitted by the following sentence, in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are presently used in the operation of the business of the Realty One Companies, including all of the properties and assets reflected in the 1996 Balance Sheets (except for real property and personal property disposed of since the date of the 1996 Balance Sheets in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Realty One Companies since the date of the 1996 Balance Sheets (except for personal property acquired and sold since the date of the 1996 Balance Sheets in the Ordinary Course of Business and except as set forth on Exhibit 3.16). All material properties and assets reflected in the 1996 Balance Sheets are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 1996 Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the 1996 Balance Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (c) liens for current Taxes not yet due, and (d) with respect to real property, (i) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto; (ii) easements, conditions, restrictions, covenants and declarations of record or in any lease; and (iii) those matters which would be disclosed by an accurate survey; and (e) Permitted Encumbrances.

         3.7      Ownership of Assets; Condition and Sufficiency of Assets

     Except for the leased property described on Exhibit 3.17(a)(iv), the Realty One Companies own and have good title, without Encumbrance, except those encumbrances listed on Exhibit 3.7 (collectively, the "Permitted Encumbrances") to all of the assets currently used in conjunction with the operation of the Realty One Companies' businesses.

         3.8      Accounts Receivable

     (a) All accounts receivable of the Realty One Companies that are reflected on the 1996 Balance Sheets or on the accounting records of the Realty One Companies as of the Effective Time including without limitation the Gross Commissions Receivable and the Commercial Brokerage Division Gross Receivables (collectively, the "Accounts Receivable") subject to the Allowance for Cancellations and the Commercial Brokerage Division Allowance for Uncollectibles for such Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. (Such Accounts Receivable that represent commission revenue include that portion of the commission that will become due and owing, upon collection, to third parties and to sales agents, such amount reflected by a corresponding commission payable.) Unless paid prior to the Effective Time, the Accounts Receivable are or will be as of the Effective Time collectible net of the respective Allowance for Cancellations and Commercial Brokerage Division Allowance for Uncollectibles shown on the Projected Closing Combined Balance Sheet and on the accounting records of the Realty One Companies as of the Effective Time. The Allowances for and Commercial Brokerage Division Allowance for Uncollectibles are adequate and, in the case of the Allowance for Cancellations and Commercial Brokerage Division Allowance for Uncollectibles, respectively, as of the Effective Time, will represent an amount as of the Effective Time not less than twenty-one percent of the Gross Commissions
Receivable nor less than 26.10% of the Commercial Brokerage Division Gross Receivables, respectively, and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. There are no reserves for Accounts Receivable arising from FOM, FOE and CRM. Subject to such Allowance for Cancellations and Commercial Brokerage Division Allowance for Uncollectibles, each of the Accounts Receivable either has been or will be collected in full, without any set-off, but subject to deductions for the corresponding commissions payable, within ninety days after the day on which it first becomes due and payable. To the Knowledge of the Sellers, there is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. To the extent of any indemnity claims paid by Sellers under Article 10 arising upon from a Breach of the representations and warranties contained in this Section 3.8, the Realty One Companies will transfer and assign to Sellers, in accordance with their pre-Effective Time percentage interest in the payee, without recourse, the uncollected Accounts Receivable the non payment of which created the Breach.

     (b) To the Knowledge of Sellers, Exhibit 3.8(b)-1 contains a materially accurate summary list of all Accounts Receivable as of September 11, 1997, which list sets forth the aging of such Accounts Receivable. Sellers will deliver at Closing the Closing Exhibit 3.8(b)-2 containing, to the Knowledge of Sellers, a materially accurate summary list, in form and substance satisfactory to Insignia, of the Accounts Receivable as of a date no earlier than two business days prior to the Closing Date.

         3.9      Accounts Payable

     (a) All accounts payable (including commissions, commission bonuses and other bonuses of the Realty One Companies that are reflected on the 1996 Balance Sheets or on the accounting records of the Realty One Companies as of the Closing Date (collectively, the "Accounts Payable"), to the Knowledge of the Sellers or the Realty One Companies, represent, as of the respective dates thereof, valid obligations of the Realty One Companies arising in the Ordinary Course of Business.

     (b) To the Knowledge of Sellers or the Realty One Companies, Exhibit 3.9(b)-1 contains an approximate and materially accurate list of all Accounts Payable as of September 11, 1997. Sellers shall deliver at Closing the Closing
Exhibit 3.9(b)-2 containing an approximate and materially accurate list, in form and substance satisfactory to Insignia, of the Accounts Payable as of a date no earlier than two business days prior to the Closing Date.

         3.10     No Undisclosed Liabilities

     Except as set forth in Exhibit 3.10 hereof, as of the Effective Time, the Realty One Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for the Continuing Liabilities.

         3.11     Taxes

     (a) The Realty One Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have made available to Insignia copies of all such Tax Returns filed since December 31, 1993. The Realty One Companies have paid, or made provision for the payment of, all Taxes that have or may have become due as shown on those Tax Returns or otherwise, or pursuant to any assessment received by the Realty One Companies, except such Taxes, if any, as are listed in Exhibit 3.11(a) hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the 1996 Balance Sheets. R-ONE is and has been at all times since January 1, 1986 an S Corporation for federal income Tax purposes (as defined in Section 1361(a)(1) of the IRC). None of the Realty One Companies has experienced a termination, as defined in Section 1362(d) of the IRC, of its S Corporation status. None of the Realty One Companies have filed or been subject to a Legal Requirement to file any Tax Returns with any Governmental Bodies outside the United States of America.

     (b) Exhibit 3.11(b) hereof contains a complete and accurate list of all audits of all such Tax Returns since 1995, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Exhibit 3.11(a) , are being contested in good faith by appropriate proceedings. Exhibit 3.11(b) hereof describes all adjustments to the United States federal income Tax Returns filed by the Realty One Companies or any group of corporations including the Realty One Companies for all Taxable years since 1990, and the resulting deficiencies proposed by the IRS. Except as described in
Exhibit 3.11(b) hereof, no Seller nor any of the Realty One Companies has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Realty One Companies or for which the Realty One Companies may be liable.

     (c) To the Knowledge of Sellers, there exists no proposed Tax assessment against the Realty One Companies except as disclosed in the 1996 Balance Sheets or in Exhibit 3.11(c) hereof. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Realty One Companies. To the Knowledge of Sellers, all Taxes that the Realty One Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) the Realty One Companies have been accurately prepared. There is no Tax sharing agreement that will require any payment by the Realty One Companies after the date of this Agreement. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Insignia), neither the Realty One Companies nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Insignia) has sold or will sell any property or assets to Insignia or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Insignia. Exhibit 3.11(d) lists all such target affiliates.

     (e) The Realty One Companies possess and maintain business records containing all information necessary for the preparation of 1997 federal and state information returns for the period through the Effective Time customarily prepared by the Realty One Companies, including but not limited to Form 1099-MISC.

         3.12     No Material Adverse Change

     Except as set forth in Exhibit 3.16, since the date of the 1996 Balance Sheet, there has not been any material adverse change in the business, client relations, operations, properties, prospects, assets, or condition of any of the Realty One Companies which has resulted in a Material Adverse Effect, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

         3.13     Employees and Employee Benefit Plans

     (a) To the Knowledge of Sellers, Exhibit 3.13(a) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of any of the Realty One Companies, whether legally binding or not, which affects one or more of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans").

     (b) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, to the extent applicable, the Realty One Companies have delivered to the Insignia correct and complete copies of the plan documents, plan amendments, and summary plan descriptions, the determination letters received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Plan.

     (c) Except as otherwise required by Legal Requirements, none of the Realty One Companies has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such Plan; (ii) to modify or change any such Plan; or (iii) to maintain for any period of time any such Plan.
Exhibit 3.13(c) contains a materially accurate description of the funding policies (and commitments, if any) of the Realty One Companies with respect to each such existing Plan.

     (d) To the Knowledge of Sellers, except as set forth in Exhibit 3.13(e), none of the Realty One Companies nor any Plan nor any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the IRC for which there is no exemption; all filings, reports and descriptions as to such Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, and Summary Annual Reports) required to have been made or distributed to participants, the IRS, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or Threatened with respect to any of such Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans; such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the IRC and Treasury Regulations promulgated thereunder; and each Plan which is intended to be a qualified plan under Section 401(a) of the IRC has received, within the last three years, a favorable determination letter from the IRS.

     (e) To the Knowledge of Sellers, except as set forth in Exhibit 3.13(e), the Realty One Companies have performed all of their respective obligations under all Plans which if not performed would have a Material Adverse Effect. To the Knowledge of Sellers, except as set forth in Exhibit 3.13(e), the Realty One Companies, with respect to all Plans, are, and each Plan, is in full compliance with ERISA, the IRC, and other applicable Laws, and with any applicable collective bargaining agreement.

     (f) The consummation of the Contemplated Transactions will not (i) result in the payment or series of payments by any of the Realty One Companies to any employee or other Person of an "excess parachute payment" within the meaning of
Section 280G of the IRC, and (ii) to the Knowledge of Sellers, accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation, severance bonus or other employee benefits under any Plan (including vacation and sick pay).

     (g) To the Knowledge of Sellers, none of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in IRC Section 4980B(g) and ERISA Section 607.

     (h) To the Knowledge of Sellers, none of the Realty One Companies nor any entity which would be treated as a single employer with the Realty One Companies under IRC Section 414 ("ERISA Affiliate") has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the Realty One Companies have not incurred and do not owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

     (i) To the Knowledge of Sellers, none of the Realty One Companies nor any ERISA Affiliate maintains or contributes or ever has maintained or contributed to any Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the IRC.

     3.14 Compliance With Legal Requirements; Governmental Authorizations

     (a) Except as set forth in Exhibit 3.14(a) hereof:

     (i) Each of the Realty One Companies is in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets and which non-compliance would have a Material Adverse Effect;

     (ii) To the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or could reasonably be expected to result in a violation by any of the Realty One Companies of, or a failure on the part of the Realty One Companies to comply with, any Legal Requirement and which violation or noncompliance would have a Material Adverse Effect; and

     (iii) To the Knowledge of Sellers, none of the Realty One Companies has received at any time since January 1, 1994 any notice or other communication (whether oral or written) from U. S. Department of Housing and Urban Development or any other Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement which would have a Material Adverse Effect.

     (b) Exhibit 3.14(b) hereof contains a complete and accurate list of each Governmental Authorization that is held by each of the Realty One Companies and, to the extent necessary to enable the Realty One Companies to operate their businesses in the manner presently conducted, by (i) any of the Sellers and/or
(ii) any agents or sales associates or independent contractors affiliated with the Realty One Companies. Each Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof is valid and in full force and effect. Except as set forth in Exhibit 3.14(b) hereof:

     (i) Each of the Realty One Companies is, and at all times since January 1, 1994 has been, in all material respects, in compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Exhibit 3.14(b) hereof;

     (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) constitutes or could reasonably be expected to result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof, or (B) could reasonably be expected to result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof;

     (iii) none of the Realty One Companies has received, at any time since January 1, 1994 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

     (iv) all applications required to have been filed for Governmental Authorizations listed or required to be listed in Exhibit 3.14(b) hereof have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Exhibit 3.14(b) hereof collectively constitute all of the Governmental Authorizations necessary to permit each of the Realty One Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Realty One Companies to own and use their assets in the manner in which they currently own and use such assets.

         3.15     Legal Proceedings; Orders

     (a) Exhibit 3.15(a) hereof sets forth all pending Proceedings: (i) that have been commenced by or against any of the Realty One Companies; or (ii) that have been commenced by or against any Sellers or, to the Knowledge of Sellers, against any agents or independent contractors of any of the Realty One Companies that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the Realty One Companies; or (iii) to the Knowledge of Sellers, that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the Realty One Companies; or (iv) to the Knowledge of Sellers, that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     Except as set forth in Exhibit 3.15(a), to the Knowledge of Sellers, no such Proceeding has been Threatened, and, to the Knowledge of any of the Sellers, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Sellers and the Realty One Companies have made available to Insignia copies of all pleadings, correspondence, and other documents relating to each material Proceeding listed in Exhibit 3.15(a) hereof.

                  (b) Except as set forth in Exhibit 3.15(b) hereof:

     (i) to the Knowledge of Sellers, there is no Order to which any of the Realty One Companies, or any of the assets owned or used by any of the Realty One Companies, is subject;

     (ii) no Seller, Realty One Companies Executive Officer, or, to the Knowledge of Sellers, no agent or independent contractor affiliated with the Realty One Companies is subject to any Order that relates to the business of, or any of the assets owned or used by, the Realty One Companies; and

     (iii) no officer, director, or to the Knowledge of Sellers, no agent, independent contractor or employee of any of the Realty One Companies is subject to any Order that prohibits such officer, director, agent, independent contractor or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of the Realty One Companies.

     (c) Except as set forth in Exhibit 3.15(c) hereof:

     (i) To the Knowledge of Sellers, each of the Realty One Companies is, and at all times since January 1, 1994 has been, in, all material respects, compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

     (ii) to the Knowledge of Sellers, no event has occurred or circumstance exists that constitutes or could reasonably be expected to result in (with or without notice or lapse of time) a material violation of or failure to materially comply with any term or requirement of any Order to which any of the Realty One Companies, or any of the assets owned or used by any of the Realty One Companies, is subject; and

     (iii) none of the Sellers nor any of the Realty One Companies has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Realty One Companies, or any of the assets owned or used by any the Realty One Companies, is or has been subject.

     (d) To the Knowledge of Sellers, the amount of Litigation Reserve set forth on the Projected Closing Combined Balance Sheet is an adequate reserve in consideration of the contingent claims filed or Threatened against the Realty One Companies, exclusive of the Re/Max Litigation, and is consistent with past accounting practices of the Realty One Companies.

     3.16 Absence of Certain Changes and Events

     Except as set forth in Exhibit 3.16 hereof, since the date of the 1996 Financial Statements, the Realty One Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in the Realty One Companies' authorized or issued capital stock; grant of any stock option, warrant or right to purchase shares of capital stock of the Realty One Companies; issuance of any security or instrument convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any of the Realty One Companies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of any of the Realty One Companies;

     (c) except in the Ordinary Course of Business, a material increase by the Realty One Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, agent or independent contractor affiliated with any of the Realty One Companies or employee, entry into any employment, severance, or similar Contract with any director, officer, agent, independent contractor or employee;

     (d) except in the Ordinary Course of Business, adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Realty One Companies;

     (e) uninsured damage to or destruction or loss of any material asset or property of the Realty One Companies, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any one of the Realty One Companies, taken as a whole;

     (f) except in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Realty One Company of at least $75,000;

     (g) except in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of the Realty One Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Realty One Companies (except for Permitted Encumbrances), including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) except in the Ordinary Course of Business, cancellation or waiver of any claims or rights with a value to the Realty One Companies in excess of $75,000;

     (i) material change in the accounting methods used by the Realty One Companies; or

     (j) agreement, whether oral or written, by any of Realty One Companies or Sellers to do any of the foregoing.

         3.17     Contracts; No Defaults

     (a) The Sellers and the Realty One Companies have delivered to Insignia standard form contracts in respect of certain Realty One Services Agreements and, unless expressly required otherwise, true and complete copies of each of the Applicable Contracts or other documents listed in Exhibits 3.17(a)(i) through 3.17(a)(xv), and have set forth the name and date of and parties (where available) to the Applicable Contracts for which they are providing copies, as set out below.

     (i) Realty One Services Agreements. Sellers have provided to Insignia (A) in respect of R-ONE: (1) current standard form exclusive listing agreement under which R-ONE contracts for the exclusive right to sell an owner's residential property ("R-ONE Listing Agreement") attached hereto as Exhibit 3.17(a)(i)-1,
(2) a current standard form exclusive agency agreement under which R-ONE contracts for the exclusive right to represent a potential purchaser of residential property ("R-ONE Buyer Agency Agreement") attached hereto as Exhibit 3.17(a)(i)-2, and (3) a current standard form residential purchase contract under which an owner of a residence contracts to sell a residence to a purchaser, generating a fee for the R-ONE sales agent(s) representing the seller and/or purchaser ("Residential Sales Contract"), attached hereto as Exhibit 3.17(a)(i)-3, and represent to Insignia that these are the forms generally used in R-ONE's residential brokerage business, subject to form revisions in the Ordinary Course of Business and subject to modifications negotiated in the Ordinary Course of Business; (B) in respect of First Ohio Mortgage, as described on Exhibit 3.17(a)(i)-4 (1) copies of all of the loan purchase contracts that are currently in effect with purchasing lenders and under which it sells and disposes of home mortgage loans to such purchasing lenders; and (2) all other material Realty One Services Agreements applicable to its business, but excluding all the documents that are part of each individual borrower's loan file, and represent to Insignia that no other agreements with purchasing lenders are currently in effect and that it generally uses standard form loan contracts and disclosure forms as required by its purchasing lenders and or Governmental Authorities in respect of the home mortgage business; (C) a list of the material Applicable Contracts of First Ohio Escrow, as described on Exhibit 3.17(a)(i)-5; and (2) copies of all its material standard form contracts and all its Realty One Services Agreements except individual purchaser files; (D) in respect of CRM, as described on Exhibit 3.17(a)(i)-6: a list of all its Realty One Services Agreements currently in effect. Insignia acknowledges that the standard forms referenced in this Section 3.17(a)(i) are used in conjunction with other standard forms and are subject to modifications, updates, and negotiated changes in the Ordinary Course of Business. Except as set forth in Exhibit 3.2(b)-1, the sale of the Shares under this Agreement will not adversely the affect the rights and obligations of the Realty One Companies under the Realty One Services Agreements.

     (ii) To the Knowledge of Sellers, each Applicable Contract that involves performance of services or delivery of goods or materials to the Realty One Companies with a cost or value in excess of $75,000 is listed on Exhibit 3.17(a)(ii).

     (iii) To the Knowledge of Sellers, Sellers have provided copies of each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Realty One Companies with a cost or value in excess of $75,000, and each such Applicable Contract is listed on Exhibit 3.17(a)(iii).

     (iv) Sellers have provided copies of each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property where the total amount of lease or installment payments is in excess of $10,000 or real property, and each such foregoing document is listed on Exhibit 3.17(a)(iv).

     (v) To the Knowledge of Sellers, Sellers have provided copies of each material licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets, all as listed on Exhibit 3.17(a)(v).

     (vi) Sellers have provided (A) in respect of R-ONE, (1) copies of each employment agreement to which R-ONE is a party, described on Exhibit 3.17(a)(vi)-1, which employment agreements are in full force and effect, and (2) a copy of the current standard form contract entered into by the independent contractor sales agents affiliated with R-ONE attached hereto as Exhibit 3.17(a)(vi)-2, and represent to Insignia that all such Independent Contractor Agreements are in full force and effect, and no affiliated sales associates or sales agent of the Realty One Companies has received or is to receive any commission or other compensation in any form if such independent contractor or sales agent has not executed an Independent Contractor Agreement; and (B) in respect of all the Realty One Companies, (1) copies of any other Applicable Contract relating to the provision of services, and compensation therefor, by any employee, agent, director, officer, or consultant of any of the Realty One Companies and for whom annualized salary or annualized commission compensation exceeds $75,000, such employment agreements listed and described on Exhibit 3.17(a)(vi)-3; and (2) a list and description of any collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees on Exhibit 3.17(a)(vi)-4.

     (vii) To the Knowledge of Sellers, each material joint venture, partnership, and other Applicable Contract (however named) involving a sharing of revenue, profits, losses, costs, or liabilities by the Realty One Companies with any other Person is listed on Exhibit 3.17(a)(vii).

     (viii) Sellers have provided copies of each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Realty One Companies or any Affiliate of the Realty One Companies or limit the freedom of the Realty One Companies or any affiliate of the Realty One Companies to engage in any line of business or to compete with any Person, and each such Applicable Contract is described and listed on Exhibit 3.17(a)(viii).

     (ix) [intentionally omitted];

     (x) To the Knowledge of Sellers, each power of attorney that is currently effective and outstanding is described and listed on Exhibit 3.17(a)(x).

     (xi) Sellers have provided copies of each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Realty One Companies to be responsible for consequential damages, all as described and listed on Exhibit 3.17(a)(xi).

     (xii) Each Applicable Contract for capital expenditures in excess of $25,000 is described and listed on Exhibit 3.17(a)(xii).

     (xiii) To the Knowledge of Sellers, each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Realty One Companies other than in the Ordinary Course of Business is described and listed on Exhibit 3.17(a)(xiii).

     (xiv) To the Knowledge of Sellers, Sellers have provided copies of each Applicable Contract evidencing the obligation of any of the Realty One Companies to repay borrowed money, including any obligations as the maker or guarantor of a promissory note, and each such Applicable Contract (including any such promissory note is described and listed on Exhibit 3.17(a)(xiv).

     (xv) Sellers have provided copies of each Applicable Contract since 1994 under which any of the Realty One Companies acquired assets in respect of any residential real estate business pursuant to which any of the Realty One Companies (A) may be required to render payment or services or fulfill any other obligation, or (B) may receive future revenue or other benefit, and each such Applicable Contract is listed and described (including the expiration date of such Applicable Contract) on Exhibit 3.17(a)(xv).

     (xvi) Each amendment, supplement, and modification (whether oral or written) in respect of any material term of the foregoing Contracts is described and listed on Exhibit 3.17(a)(xvi) and Sellers have provided copies of any written amendment, supplement, and modification to any of the Contracts listed or described in Exhibits 3.17(a)(v), 3.17(a)(viii), 3.17(a)(xi), 3.17(a)(xiv), and 3.17(a)(xv).

     (b) Except as required or contemplated by this Agreement or as set forth in
Exhibit 3.17(b) hereof:

     (i) no Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Realty One Companies; and

     (ii) no officer, director, agent, employee, consultant, or contractor of the Realty One Companies is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
(A) engage in or continue any conduct, activity, or practice relating to the business of the Realty One Companies, or (B) assign to the Realty One Companies or to any other Person any rights to any invention, improvement, or discovery.

     (c) To the Knowledge of Sellers, except as set forth in Exhibit 3.17(c) hereof, each Contract identified or required to be identified in Exhibit 3.17(a)(i) through Exhibit 3.17(a)(xvi) hereof is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d)      Except as set forth in Exhibit 3.17(d) hereof:

     (i) each of the Realty One Companies is, and at all times since January 1, 1995 has been, in all material respects, in compliance with all applicable terms and requirements of each material Contract under which each such of the Realty One Companies has or had any obligation or liability or by which the Realty One Companies or any of the assets owned or used by the Realty One Companies are or were bound, except for non-compliance of non-material Contracts which non-compliance in the aggregate does not have a Material Adverse Effect;

     (ii) to the Knowledge of any of the Sellers, each other Person that has or had any obligation or liability under any Contract under which the Realty One Companies have or had any rights is, and at all times since January 1, 1995 has been, in all material respects, in compliance with all applicable terms and requirements of such Contract, except for any non-compliance which had or will have a Material Adverse Effect;

     (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Realty One Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; and

     (iv) the Realty One Companies have not given to or received from any other Person, at any time since January 1, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any material Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Realty One Companies in excess of $50,000 under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, or provision of services by the Realty One Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would, to the Knowledge of Sellers, be in violation of any Legal Requirement.

     (g) Each Applicable Contract in effect at the Effective Time is necessary to the operation of business of the Realty One Companies, as operated on the Closing Date.

         3.18     Insurance

     (a) Sellers and the Realty One Companies have delivered or made available to Insignia, and listed on Exhibit 3.18(a) hereof:

     (i) copies of all policies of insurance to which the Realty One Companies are a party or under which the Realty One Companies, or any director of the Realty One Companies, are or were covered at or after January 1, 1995;

     (ii) copies of all pending applications for policies of insurance; and

     (iii) any written statement by the auditor of the Realty One Companies' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) To the Knowledge of Sellers, Exhibit 3.18(b) hereof describes:

     (i)  any  self-insurance   arrangement  by  or  affecting  the  Realty  One
Companies, including any reserves established thereunder;

     (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Realty One Companies; and

     (iii) all obligations of the Realty One Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) [intentionally omitted]

     (d) Except as set forth on Exhibit  3.18(d)  hereof,  to the  Knowledge  of
Sellers:

     (i) All policies to which the Realty One Companies are a party or that provide coverage to any Seller, the Realty One Companies, or any director or officer of the Realty One Companies:

     (A) are valid, outstanding, and enforceable;

     (B) taken together, except for the risks arising from the Re/Max Litigation and risks which are self-insured, provide adequate insurance coverage for the assets and the operations of the Realty One Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Realty One Companies;

     (C) are sufficient for compliance with all Legal Requirements and Contracts to which the Realty One Companies are a party or by which any of them is bound;

     (D) will continue in full force and effect following the consummation of the Contemplated Transactions for the terms thereof and subject to conditions for renewal.

     (ii) To the Knowledge of Sellers, none of the Realty One Companies has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     (iii) Each of the Realty One Companies has paid all premiums due, and has otherwise performed all of its respective material obligations, under each policy to which any of the Realty One Companies is a party or that provides coverage to the Realty One Companies or any director thereof. The aggregate limits of none of the policies are impaired.

     (iv) To the Knowledge of Sellers, the Realty One Companies have given notice to the insurer of all claims that may be insured thereby.

         3.19     Environmental Matters

     Except as set forth in Exhibit 3.19, to the Knowledge of Sellers, none of the Realty One Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any real property owned by any of the Realty One Companies as of June 1, 1997.

         3.20     Employees

     (a) Exhibit 3.20(a) hereof contains a materially accurate list of the following information for each employee, sales agent, officer or director of each of the Realty One Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since March 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) or Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or any other employee benefit plan or any Plan or Plans for the benefit of non-employee directors or other non-employees of any of the Realty One Companies.

     (b) Except as set forth on Exhibit 3.20(b), no employee, officer, director, agent or affiliated independent contractor of any of the Realty One Companies is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will materially and adversely affect (i) the performance of his or her duties as an employee, officer, director, agent or affiliated independent contractor of the Realty One
Companies, or (ii) the ability of the Realty One Companies to conduct its business, including any Proprietary Rights Agreement with Sellers or any of the Realty One Companies by any such employee, officer, director, agent or affiliated independent contractor. No Seller nor any of the Realty One Companies has obtained Knowledge that any director, officer, or other key employee of the Realty One Companies intends to terminate his or her employment with any of the Realty One Companies other than as contemplated herein.

     (c) Other than benefits due to retirees or R-ONE property management employees under the 401(k) Plan or under COBRA, Exhibit 3.20(c) hereof also contains a complete and accurate list of the following information for each retired employee, officer or director of the Realty One Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits other than Continuing Liabilities.

         3.21     Labor Relations; Compliance

     To the Knowledge of Sellers:  since January 1, 1993, except as disclosed in
Exhibit 3.17(a)(vi), hereto, none of the Realty One Companies has been and none is now a party to any collective bargaining or other labor Contract. Since January 1, 1993, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Realty One Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Realty One Companies or their premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of any of the Sellers, no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute. To the Knowledge of Sellers: there is no lockout of any employees by any of the Realty One Companies, and no such action is contemplated by any of the Realty One Companies; each of the Realty One Companies has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing; and the Realty One Companies are not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22     Intellectual Property

     (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

     (i) all right, title and interest of Sellers and the Realty One Companies, to the extent of such interest, to: (i) the use in the State of Ohio of the names "Realty One, Inc.," "First Ohio Mortgage Corporation, Inc.," "First Ohio Escrow Corporation, Inc.," and "Corporate Relocation Management, Inc.", (ii) all fictional business names, trading names, in the State of Ohio, including without limitation the tradenames "Realty One," "First Ohio Mortgage," "First Ohio Escrow," and "Corporate Relocation Management," and "HGM Hilltop Realtors",
(iii) registered and unregistered trademarks, service marks (including the service mark of First Ohio Mortgage described as the number "`1' + an outline of Ohio with 13 horizontal lines through outline") and applications (collectively, "Marks");

     (ii)  all  patents,   and  pending   patent   applications   (collectively,
"Patents");

     (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

     (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the Realty One Companies as licensee or licensor.

     (b) Agreements-- To the Knowledge of Sellers: Exhibit 3.22(b) hereof contains a complete and accurate list and summary description, including any royalties paid or received by the Realty One Companies, of all Contracts relating to the Intellectual Property Assets to which the Realty One Companies are a party or by which the Realty One Companies are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which any of the Realty One Companies is the licensee; there are no outstanding and no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business

     To the Knowledge of Sellers:

     (i) The Intellectual Property Assets are all those necessary for the operation of the Realty One Companies' businesses as they are currently conducted. Each of the Realty One Companies is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property Assets applicable to its business, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims except Permitted Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets, except for payment of licensing fees in the Ordinary Course of Business.

     (ii) Except as set forth on Exhibit 3.20(b), no officer, director, employee, agent or affiliated independent contractor of the Realty One Companies has entered into any Contract that restricts or limits in any way the scope or type of work in which such director, officer, employee, agent or affiliated independent contractor may be engaged or requires such director, officer, employee, agent or affiliated independent contractor to transfer, assign, or disclose information concerning the employee's work to anyone other than the Realty One Companies.

     (d) Patents

     To the Knowledge of Sellers, the Realty One Companies own no Patents.The Realty One Companies have engaged counsel and are in the process of complying with all requirements necessary to perfect and protect the exclusive interests of the Realty One Companies (or R-ONE, as applicable) in the CARS system, including the filing of a proper patent application, an excerpt of which has been delivered to Insignia.

     (e) Trademarks

     To the Knowledge of Sellers, Exhibit 3.22(e) hereof contains a complete and accurate list and summary description of all Marks, and except as described in
Exhibit 3.22(e):

     (i) one or more of the Realty One Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims except Permitted Encumbrances;

     (ii) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date;

     (iii) no Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is Threatened with the respect to any of the Marks;

     (iv) there is no potentially interfering trademark or trademark application of any third party;

     (v) no Mark is infringed or has been challenged or threatened in any way. None of the Marks used by any Realty One Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party; and

     (vi) all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f) Copyrights

     To the Knowledge of Sellers:

     (i) Exhibit 3.22(f) hereof contains a complete and accurate list of all federally registered Copyrights. One or more of the Realty One Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     (ii) Except as set forth on Exhibit 3.22(f), all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the date of Closing.

     (iii) Except as set forth on Exhibit 3.22(f), no Copyright is infringed or, to the Knowledge of Sellers or any of the Realty One Companies, has been challenged or Threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

     (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g) Trade Secrets

     To the Knowledge of Sellers:

     (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

     (ii) Sellers and the Realty One Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

     (iii) One or more of the Realty One Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Realty One Companies) or to the detriment of the Realty One Companies. No Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way.

     (h) CARS System.

     Except as set forth in Exhibit 3.22(h), R-ONE holds all right, title and interest in and to the CARS System, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims except Permitted Encumbrances, and no other Person has claimed or Threatened to claim any right or interest therein.

     (i) Tradename Rights in Ohio

     Notwithstanding any other provision of this Section 3.22, R-ONE owns, as licensee or otherwise, the exclusive right in the state of Ohio to the use of the name "Realty One" in connection with a residential real estate brokerage business subject to the terms of the license agreements for such name. To the Knowledge of Sellers, the Realty One Companies are not prohibited from using, in the State of Ohio, the names or marketing slogans "First Ohio Mortgage," "First Ohio Escrow," and "Corporate Relocation Management," "You're on Your Way Home," and "HGM Hilltop Realtors".

     3.23 Certain Payments

     To the Knowledge of Sellers or the Realty One Companies since January 1, 1994, neither the Realty One Companies nor any director, or officer of the Realty One Companies, or any other Person acting for or on behalf of the Realty One Companies, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

     3.24 Realty One Services Agreements.

     Except to the Knowledge of Sellers or the Realty One Companies, the Realty One Services Agreements are in full force and effect and are valid and enforceable according to their terms except as such enforcement may be limited by applicable insolvency laws or laws affecting creditors' rights generally. Except as set forth on Exhibit 3.24, to the Knowledge of Sellers, no material default exists in respect of any of the Realty One Services Agreements, which defaults could have a Material Adverse Effect. The Realty One Services Agreements contain, to the Knowledge of Sellers, all the terms of agreement between the Realty One Companies and the other party or parties thereto respecting the parties' mutual rights and obligations related to the Residential Real Estate Services of the Realty One Companies.

     To the Knowledge of Sellers, none of the Realty One Companies has received notice of any communication that any party (other than the Realty One Companies) to a Realty One Services Agreement is considering terminating such agreement, including any termination either prior to the expiration of their stated term or as a result of effectuation of the Contemplated Transactions, or failure to renew a Realty One Services Agreement, which termination or non-renewal has a Material Adverse Effect.

     3.25 Disclosure and Investment Intent

     No representation or warranty of Sellers in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of any Seller to Insignia or its Representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. Each Seller to whom is allocated any of the IFG Purchase
Shares: (i) will be acquiring the IFG Purchase Shares for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same; (ii) is an Accredited Investor; and (iii) acknowledges that the IFG Purchase Shares will be issued pursuant to a private offering exemption under Rule 506 of Regulation D of the Securities and Exchange Commission promulgated under Section 4(2) of the Securities Act and is not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction and that such IFG Stock must be held indefinitely unless it is subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder.

     3.26 Relations with Related Persons

     Except as set forth in Exhibit 3.26 hereof, no Seller or any Related Person of any Sellers or any of the Realty One Companies is a party to any Contract with, or has any claim or right against, any of the Realty One Companies.

         3.27     Brokers or Finders

     Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except for the fee to be paid to Brown, Gibbons, Lang & Co., as an expense of the Sellers, upon the consummation of the Contemplated Transactions.

         3.28     First Ohio Mortgage: Loan Purchase Agreements

     (a) First Ohio Mortgage is in substantial compliance under its home mortgage loan purchase contracts with lenders (including the applicable manuals incorporated into such loan purchase contracts), and no lender has cancelled a home mortgage loan purchase contract it entered into with First Ohio Mortgage.

     (b) First Ohio Mortgage places all of the home mortgage loans it makes with lenders under its home mortgage loan contracts and, following such sale, retains no liability or obligation to the borrower, to the purchasing lender, to any regulatory agency or any other Person in respect of such loans, subject to its contractual repurchase and/or indemnification obligation to the applicable purchasing lender.

     (c) To the Knowledge of Sellers, First Ohio Mortgage has not been required pursuant to any contracts with any lender for the sale of home mortgage loans to repurchase any loan transferred to such lender.

     (d) To the Knowledge of Sellers, after January 1, 1994 no claim for indemnity has been made against First Ohio Mortgage in respect of its indemnity obligation under any home mortgage loan purchase contract.

4.       REPRESENTATIONS AND WARRANTIES OF INSIGNIA

     Insignia jointly and severally represents and warrants to Sellers as follows:

         4.1      Organization

     (a) Each of IFG and IFG Acquisition Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Each of IFG and IFG Acquisition Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification.

     (b) Insignia has delivered to Sellers copies of the Organizational Documents of each of IFG and IFG Acquisition Subsidiary, as currently in effect.

         4.2.     Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of Insignia, enforceable against Insignia in accordance with its terms. The
Employment Agreements constitute the legal, valid, and binding obligation of Insignia, enforceable against Insignia in accordance with their terms. Insignia has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Insignia's Closing Documents and to perform its obligations under this Agreement and the Insignia's Closing Documents.

     (b) Except as set forth in Exhibit 4.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of IFG or IFG Acquisition Subsidiary or (B) any resolution adopted by the board of directors or the stockholders of IFG or IFG Acquisition Subsidiary;

     (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which IFG or IFG Acquisition Subsidiary, or any of the assets owned or used by IFG or IFG Acquisition Subsidiary, may be subject;

     (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by IFG and IFG Acquisition Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, IFG or IFG Acquisition Subsidiary;

                  (iv)     [intentionally omitted];

                  (v)      [intentionally omitted];

     (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract (including without limitation any loan documents) to which Insignia is a party;

     (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Insignia; or

     (viii) give any person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions.

     Except as set forth in Exhibit 4.2(b)-2 hereof, neither IFG or IFG Acquisition Subsidiary is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      Capitalization; Title to Interests

     The entire authorized capital stock of IFG consists of 52,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value, of which
(i) 50,000,000 shares are designated as Class A Common Stock, of which 29,165,441 shares were issued and outstanding and no shares were held in treasury as of July 31, 1997; (ii) 2,000,000 shares are designated as Class B Common Stock, $0.01 par value, of IFG, of which no shares were issued and outstanding and no shares were held in treasury as of August 31, 1997; (iii) 1,000,000 shares are designated as preferred stock, $0.01 par value, of the Company, of which no shares designated as 7.5% Step-Up Rate Cumulative Convertible Preferred Stock were issued and outstanding and no shares were held in treasury as of August 31, 1997, and 1,000,000 are designated as Series A preferred stock, of which no shares were issued and outstanding and no shares were held in treasury as of August 31, 1997. Since August 31, 1997 there has been no change in the authorized shares of capital stock of IFG. All of the issued and outstanding shares of IFG capital stock have been duly authorized, validly issued, fully paid and non-assessable.

     The entire authorized capital stock of IFG Acquisition Subsidiary consists of 100 shares of Common Stock, of which 100 shares were issued and outstanding and no shares were held in treasury as of September 12, 1997.

     There are no pre-emptive rights that have not been waived or terminated with respect to the IFG Purchase Shares.

         4.4      Authorization and Issuance of IFG Shares

     The IFG Purchase Shares have been duly authorized for issuance, and, when issued as provided in this Agreement, such shares shall be validly issued, fully paid and nonassessable and shall be free of restrictions on transfers other than restrictions contained in this Agreement and under applicable United States federal and state securities laws. The IFG Purchase Shares is of the same class of shares as are currently traded on the New York Stock Exchange. No Seller shall, solely by virtue of their acquisition of the IFG Purchase Shares, be deemed an "insider" of IFG for purposes of the insider trading restrictions contained in Section 16 of the Securities Exchange Act of 1934.

         4.5      Securities Act and Exchange Act Filings

     Insignia has filed all documents required to be filed by it pursuant to the Securities Act and the Exchange Act and each such document when filed complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

         4.6      Financial Statements

     Insignia has made available to Sellers copies of the audited consolidated balance sheets of IFG and its consolidated subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders equity and cash flows for the fiscal year ended such date, certified by Ernst & Young LLP, independent certified public accountants; and the unaudited consolidated balance sheet of Insignia and its consolidated Subsidiaries as of March 31, 1997 and June 30, 1997, and the related consolidated statements of operations, shareholders equity and cash flows for the three months ended such date (the "Unaudited Statements"). Such financial statements and balance sheets fairly represent the financial condition of IFG and its consolidated subsidiaries as of such date, and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods (subject to normal year-end accruals, in the case of the Unaudited Statements).

         4.7      No Material Change

     Since June 30, 1997, and except as otherwise disclosed in a filing under the Securities Act, the Exchange Act, a press release or in this Agreement, there has not been any material adverse change in the financial position, operations, assets, liabilities, or the business of IFG and its consolidated Subsidiaries taken as a whole.

         4.8      Taxes

     (a) IFG and each of its consolidated Subsidiaries (since it became part of Insignia's consolidated group) have timely filed all federal, state, local and foreign Tax returns and reports required to be filed by or with respect to IFG and each of its consolidated Subsidiaries, taken as a whole. The returns and information filed with respect to any Taxes are accurate in all respects, except where any inaccuracy would not have a material adverse effect on IFG and its consolidated Subsidiaries, taken as a whole.

     (b) All Taxes for which IFG or any consolidated Subsidiary is or may be liable (whether disputed, incurred or which may be incurred) in respect of periods or portions thereof ending on or before the Closing Date shall have been paid to the proper Taxing authority or an adequate reserve (in conformity with GAAP) established therefor, and IFG and its consolidated Subsidiaries taken as a whole do not have any material liability for Taxes in excess of the amounts so paid or reserved. All Taxes that IFG and any consolidated Subsidiary has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid by IFG and such consolidated Subsidiary to the proper Taxing authority, except where the failure to so collect, withhold or pay such Taxes would not have a material adverse effect on IFG and its consolidated Subsidiaries, taken as a whole.

     4.9 Litigation; Legal and Governmental Proceedings and Judgments; Licenses and Permits

     (a) Except as set forth in Exhibit 4.9, (i) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending (or any substantial basis therefor known to IFG) with respect to any of IFG or any consolidated Subsidiary which could reasonably be expected to have a material adverse effect on IFG and its consolidated Subsidiaries, taken as a whole; (ii) to the Knowledge of IFG, none of IFG or any of its consolidated Subsidiaries is in violation of, or in default with respect to, any Legal Requirement or Order which has not been subsequently reversed, suspended or vacated, which could reasonably be expected to have a material adverse effect on IFG or its consolidated Subsidiaries, taken as a whole; nor is any of them required to take any action in order to avoid such violation or default; and (iii) the litigation listed on Exhibit 4.9 will not prohibit the consummation of any of the Contemplated Transactions.

     (b) To IFG's Knowledge, IFG and each of its consolidated Subsidiaries have all Governmental Authorizations which are required in connection with their businesses, including without limitation all necessary approvals from the United States Department of Housing and Urban Development, where the failure to have any such Governmental Authorization could reasonably be expected to have a material adverse effect on IFG or its consolidated Subsidiaries, taken as a whole.

         4.10     Subsidiaries

         IFG is the sole shareholder of IFG Acquisition Subsidiary.

         4.11     Investment Intent

     Insignia is acquiring the Shares for its own account and not with a view to their distribution or distribution within the meaning of Section 2(11) of the Securities Act.

         4.12     Brokers or Finders

     Insignia and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.13  Representation  As To  Knowledge  of  Timothy  M.  Grant and Frank M.
Garrison

     Timothy M. Grant and Frank M. Garrison have no actual knowledge of any material fact that would constitute a material breach of any representation or warranty by the Sellers in this Agreement. The preceding representation is made by Insignia and shall not in any manner be construed to be a representation by Timothy M. Grant and Frank M. Garrison. In the determination of the actual knowledge of Timothy M. Grant and Frank M. Garrison, they shall not be deemed to have knowledge of the documents provided to Insignia, which documents have not been reviewed by Timothy M. Grant or Frank M. Garrison.

5.       COVENANTS OF SELLERS AND THE REALTY ONE COMPANIES PRIOR TO CLOSING DATE

         5.1      Required Approvals

     As promptly as practicable after the date of this Agreement, Sellers and the Realty One Companies will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers and the Realty One Companies will (a) cooperate with Insignia with respect to all filings that Insignia elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Insignia in obtaining all Consents identified in Exhibit 4.2(b)-2 (including taking all actions requested by Insignia to cause early termination of any applicable waiting period under the HSR Act).

         5.2      [Intentionally Omitted]

         5.3      Current Information

     During the period from the date of this Agreement to the Closing Date, the Sellers and the Realty One Companies shall cause one or more of their representatives to confer on a regular and frequent basis with representatives of Insignia to report on the general status of the Realty One Companies' ongoing operations. Sellers and the Realty One Companies shall promptly notify Insignia of any material change in the normal course of the business of the Realty One Companies or in the operation of the businesses of the Realty One Companies and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Sellers or the Realty One Companies, and will keep Insignia fully informed with respect to such events.

         5.4      Shareholders' Agreement.

     At or prior to the Closing the Sellers to whom are allocated IFG Purchase Shares shall enter into the Shareholders' Agreement.

         5.5      Operations Prior to Closing Date

     In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, the Sellers will:

     (a) cause the Realty One Companies to conduct the businesses of the Realty One Companies only in the Ordinary Course of Business, including the payment of Ordinary Course of Business obligations when such obligations first become due and payable, except as follows:

     (i) as otherwise provided in Article 2 hereof, including Section 2.7(d) hereof;

     (ii) all  mortgage  liens  encumbering  the  Excluded  Assets  described in
Exhibit 2.7(a)(i) will be released at Closing;

     (iii) on or prior to the Closing Date, title to the Excluded Assets shall be conveyed to the Sellers or their nominees;

     (iv) Shareholder and/or close corporation agreements among the Realty One Companies and the Sellers will be terminated in connection with the Contemplated Transactions;

     (v) on or prior to the Closing, Realty One Companies may pay attorney, accounting, investment banking, appraisal and other professional fees in connection with the Contemplated Transactions;

     (vi) prior to the Closing Date, R-ONE has or will enter into the following lease amendments: (A) First Amendment to Lease dated October 10, 1995 between Aveni Bros. Development Co. and Realty One Relocation Services; (B) Second Amendment to Lease dated March 21, 1996 between Aveni Bros. Development Co. And Realty One; and (C) First Amendment to Lease dated April 9, 1997 between Aveni Bros. Development Co. and CRM; and

     (vii) amend the Realty One Companies' Articles of Incorporation to conform to the requirements of Article 2 and the representations and warranties of
Article 3.

     (b) use their Best Efforts to cause the Realty One Companies to preserve intact the current residential real estate services organizations of the Realty One Companies, keep available the services of the current officers, employees, and agents of the Realty One Companies and maintain the relations and goodwill with customers, landlords, creditors, employees, agents, and all others having business relationships with the Realty One Companies;

     (c) cause the Realty One Companies to own and have good title without Encumbrance (except Permitted Encumbrances) to all of the assets, other than the Excluded Assets and all other assets (other than Excluded Assets) currently used and necessary or useful for the operation of the businesses of the Realty One Companies (except for acquisitions or dispositions made in the Ordinary Course of Business since the date of the Interim Balance Sheet) including without limitation the following assets:

     (i) all Realty One Services Agreements;

     (ii) all furniture, fixtures, equipment, personalty, Intellectual Property Assets of any kind, including without limitation policies and procedures manuals, permits, licenses and lease and utility deposits;

     (iii) Accounts Receivable;

     (iv) except as otherwise excluded herein, receivables under any loan, financing or any other agreements or any other investment assets; and

     (v) all rights and claims for refunds of Taxes and other governmental charges (other than refunds attributable to Taxes paid by Sellers due to S corporation status).

     (d) use their Best Efforts to cause the Realty One Companies to conduct the business of the Realty One Companies so as to cause the Closing Date Statement (consolidated balance sheet) to be materially similar to the Projected Closing Combined Balance Sheet.

     (e) During the period from the date hereof to and including the Closing Date, except as expressly contemplated hereby, without the prior written Consent of Insignia, except as provided in Section 5.5(a) hereof, none of the Realty One Companies will have:

     (i) incurred any liability or obligation of any material nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

     (ii) permitted any of its assets to be subjected to any Encumbrance, except Permitted Encumbrances;

     (iii) sold, transferred or otherwise disposed of any assets except in the Ordinary Course of Business;

     (iv) made any capital expenditure or commitment therefor, except in the Ordinary Course of Business;

     (v) redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

     (vi) borrowed money, except in the Ordinary Course of Business or as reasonably necessary to cause the combined stockholders' equity of the Realty One Companies as of the Effective Time to be similar to the Projected Closing Combined Balance Sheet, or made any loan to any Person;

     (vii) written off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to any of the Realty One Companies;

     (viii) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees or affiliated sales agents other than the annual increase in wages and bonuses given in the Ordinary Course of Business as shall have been approved by Insignia as of the date hereof;

     (ix) cancelled or waived any claims or rights of substantial value;

     (x) made any change in any method of accounting or auditing practice;

     (xi) agreed, whether or not in writing, to do any of the foregoing;

     (xii) without the prior Consent of Insignia, taken any affirmative action, or failed to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.6      Miscellaneous Agreements and Consents

     The Sellers and the Realty One  Companies  shall use their Best Efforts to:
(a) satisfy all the conditions precedent to their own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. The Sellers and the Realty One Companies agree promptly to execute at the reasonable request of Insignia before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the Realty One Companies prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer of the bank accounts of the Realty One Companies.

         5.7      Access and Investigation; Delivery

     Between the date of this Agreement and the Closing Date, Sellers and the Realty One Companies shall:

     (a) afford Insignia and its Representatives and advisors (collectively, "Insignia's Advisors") reasonable access to: (i) the Realty One Companies Executive Officers, and (ii) at locations other than the offices of the Realty One Companies, Applicable Contracts, books and records, and other documents and data;

     (b) shall promptly deliver to Insignia any Applicable Contracts, documents, financial statements, instruments and any other information which is created after the date of this Agreement (or was otherwise unavailable to or unknown to any Seller or Realty One Company as of the date of this Agreement) that would have been required by the terms of this Agreement to be delivered to Insignia by any Seller or any Realty One Company if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of the Sellers or any Realty One Company as of the date of this Agreement, and Sellers shall describe on a series of Exhibits 5.7, each of which shall be separately dated as of the date of delivery to Insignia, the identification of the Applicable Contract, document, financial statements, instruments or other information delivered in accordance with this Section 5.7 to the same extent as would be required by an applicable Exhibit to this
Agreement if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of the Sellers or any of the Realty One Companies as of the date of this Agreement;

     (c) promptly deliver to Insignia and Insignia's Advisors copies of all such Contracts, books and records, and other existing documents and data as Insignia may reasonably request; and

     (d) promptly deliver to Insignia and Insignia's Advisors such additional financial, operating, and other data and information as Insignia may reasonably request.

         5.8      Notification

     Between the date of this Agreement and the Closing Date, each of the Sellers will, and will cause the Realty One Companies to, promptly notify Insignia in writing if any of the Sellers or any of the Realty One Companies becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Sellers as of the date of this Agreement, or if any Seller or any of the Realty One Companies becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of any Seller or of the Realty One Companies herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Insignia written notice specifying such change (a "Modification Notice"). During the same period, each Seller and each Realty One Company will promptly notify Insignia of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

         5.9      No Negotiation

     Until such time,  if any,  as this  Agreement  is  terminated  pursuant  to
Section 9, Sellers will not, and will not permit the Realty One Companies or any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Insignia) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business and as required in Section 2.6 hereof) of the Realty One Companies, or any of the capital stock of the Realty One Companies, or any merger, consolidation, business combination, or similar transaction involving the Realty One Companies.

         5.10     Office Lease Agreements.

     (a) Sellers shall cause R-ONE to enter into a lease agreement substantially in the form of Exhibit 5.10(a) and on terms acceptable to Insignia in respect of each of the R-ONE branch offices commonly referred to as the Amherst Office, the Avon Lake Office, the Brunswick Office, and the Shaker Heights Office.

     (b) Sellers shall cause R-ONE to enter into a lease agreement substantially in the form of Exhibit 5.10(b) and on terms acceptable to Insignia in respect of its corporate headquarters now located at 6000 Rockside Woods, Blvd., Cleveland, Ohio.

         5.11     Software .

     (a) Sellers agree to take any action, and to cooperate with Insignia in taking any action, useful or necessary to establish and protect the interests of the Realty One Companies (or any of them) in all software and other Intellectual Property Assets now used by the Realty One Companies and all software and other Intellectual Property Assets being developed by one or more of the Realty One Companies (or any employee or agent or affiliated independent contractor thereof, in connection with the businesses of any of the Realty One Companies) and to ensure that the rights in such Intellectual Property and software are held by and in the name of the appropriate Realty One Company provided Sellers shall not incur any material costs.

     (b) Sellers further agree that to the extent that any one or all of them hold any rights in software or other Intellectual Property Assets that they shall take all steps to transfer and assign such rights to Insignia or a Related Person thereof and that they shall not use or consent to the use by any other Person to any of such software or other Intellectual Property Assets except for the benefit of Insignia and its Related Persons provided Sellers shall not incur any material costs..

     (c) Prior to or at the Closing Sellers shall provide to Insignia a certificate in the form of Exhibit 5.11 (the "Software Certificate") executed by Stephen Verba acknowledging that R-ONE holds all rights to the CARS system, and disclaiming, on behalf of himself and his successors, heirs and assigns, any right or interest in the CARS system.

         5.12     Employment Agreement Affirmation.

     Sellers shall use Best Efforts to cause each of J. Aveni, Ciepiel and any other person who has executed an Employment Agreement to execute an Employment Agreement Reaffirmation Certificate.

         5.13     No Other Interests in Realty One Companies.

     Prior to or at the Closing Sellers shall provide to Insignia a certificate in the form of Exhibit 5.13 (the "Ciepiel Acknowledgement") executed by Ciepiel that he has no claim to and no right to receive any equity securities of the Realty One Companies.

         5.14     Excluded Assets/Related Liabilities.

         Prior to the Closing:

     (a) Sellers shall cause the Realty One Companies to transfer or assign or otherwise dispose of the Excluded Assets and Sellers shall assume all liabilities and obligations arising out of or in connection with the Excluded Assets.

     (b) Sellers shall cause the Realty One Companies to obtain any Consents required for the transfer, assignment or other disposition of the Excluded Assets and shall obtain from any applicable third parties releases of the Realty One Companies from all liabilities and obligations arising out of or in connection with the Excluded Assets.

6.       COVENANTS OF INSIGNIA PRIOR TO CLOSING DATE

         6.1      Approvals of Governmental Bodies.

     As promptly as practicable after the date of this Agreement, Insignia will, and will cause each of its Related Persons to, make all filings required by
Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Insignia will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all Consents identified in
Exhibit 3.2 hereof; provided that this Agreement will not require Insignia to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization under the HSR Act.

         6.2      Board Approval.

     Immediately following the execution of this Agreement by all of the parties hereto, Insignia will deliver certified copies of the resolutions of the board of directors of IFG authorizing the execution and delivery of this Agreement and the Closing of the Contemplated Transactions.

         6.3      Shareholders' Agreement.

     At or prior to the Closing Insignia shall enter into a Shareholders' Agreement with the Sellers to whom are allocated the IFG Purchase Shares.

         6.4      Miscellaneous Agreements and Consents

     Insignia shall use its Best Efforts to: (a) satisfy all the conditions precedent to their own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. Insignia agrees promptly to execute at the reasonable request of Sellers before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement.

         6.5      Notification

     Between the date of this Agreement and the Closing Date, Insignia will promptly notify the Sellers' Representative in writing if Insignia becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Insignia as of the date of this Agreement, or if Insignia becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of Insignia herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Insignia will promptly deliver to the Sellers' Representative a Modification Notice. During the same period, Insignia will promptly notify the Sellers' Representative of the occurrence of any Breach of any covenant of Insignia in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely. Notwithstanding any other provision of this Section 6.5 or this Agreement, the representation and warranty of Insignia set forth in Section 4.13 is made only as of the date of execution of this Agreement, and Insignia shall have no obligation to update such representation or warranty.

         6.6      Office Lease Agreements.

     (a) Insignia shall enter into a lease agreement substantially in the form of Exhibit 5.10(a) and on terms acceptable to Insignia in respect of each of the R-ONE branch offices commonly referred to as the Amherst Office, the Avon Lake Office, the Brunswick Office, and the Shaker Heights Office.

     (b) Insignia shall enter into a lease agreement substantially in the form of Exhibit 5.10(b) and on terms acceptable to Insignia in respect of R-One's corporate headquarters now located at 6000 Rockside Woods, Blvd., Cleveland, Ohio.

         6.7      Employment Agreement Affirmation.

     Insignia shall execute an Employment Agreement Reaffirmation Certificate with each of J. Aveni, Ciepiel and any other person who has executed an Employment Agreement.

7.       CONDITIONS PRECEDENT TO INSIGNIA'S OBLIGATION TO CLOSE

     Insignia's obligation to purchase the Shares and to take the other actions required to be taken by Insignia at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Insignia, in whole or in part):

         7.1      Accuracy of Representations

     Subject to the provisions of Section 8.6, all of the representations and warranties of the Sellers in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any Modification Notice.

         7.2      Performance

     (a) Each of the covenants and obligations that Sellers and the Realty One Companies are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with.

     (b) Each  document  required to be  delivered  pursuant to Sections 2.4 and
Section 5 must have been delivered.

     (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 and Section 5 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         7.3      Consents

     Each of the Consents identified or required to be identified pursuant to Sections 3.2 and 4.2. must have been obtained and must be in full force and effect, provided, however, unless the absence of any one or more of the following Consents shall have a Material Adverse Effect, the obtaining of
Consents from the lessors of personalty (but exclusive of Consents of intellectual property license holders) or from the lessors of any of the offices of the Realty One Companies shall not be a condition precedent to Insignia's obligations hereunder.

         7.4      Additional Documents

     (a) Each of the following documents must have been delivered to Insignia:

     (i) an opinion of McDonald, Hopkins, Burke & Haber Co., L.P.A., dated the Closing Date, in the form of Exhibit 7.4(a);

                           (ii)     [intentionally omitted]

     (iii) such other documents as Insignia may reasonably request for the purpose of (A) enabling its counsel to provide the opinion referred to in
Section 8.4(a), (B) evidencing the accuracy of any of Sellers' representations and warranties, (C) evidencing the performance by each Seller of, or the compliance by each Seller with, any covenant or obligation required to be performed or complied with by such Seller, or (D) evidencing the satisfaction of any condition referred to in this Section 7.

     (b) Each of J. Aveni, Ciepiel, and any other person who has entered into an Employment Agreement shall have entered into their respective Employment Agreement Reaffirmation Certificates.

         7.5      No Proceedings

     There must not have been commenced or Threatened against Insignia, or against any Person affiliated with Insignia, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6      No Claim Regarding Stock Ownership or Sale Proceeds

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Realty One Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares. Any corporate action of any of the Realty One Companies necessary to effectuate the Contemplated Transactions shall have been taken.

         7.7      [Intentionally Omitted]

         7.8      Accredited Investors.

     All Sellers to whom are allocated any portion of the IFG Purchase Shares shall be Accredited Investors.

         7.9      No Material Change

     There shall not have occurred any material adverse change in the financial position, operations, assets, liabilities, prospects or the business of any of the Realty One Companies or of the Realty One Companies taken as a whole.

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     The obligation of Sellers to sell the Shares and to take the other actions required to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

         8.1      Accuracy of Representations

     All of Insignia's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties
(considered individually), must have been accurate in all material respects as of the date of this Agreement and other than Section 4.13 (which is made only as of the date of execution of this Agreement) must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      Insignia's Performance

     (a) Each of the covenants and obligations that Insignia is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with.

     (b) Insignia must have delivered each of the documents required to be delivered by Insignia pursuant to Section 2.4 and Section 6 and must have delivered the Closing Date Cash and the IFG Purchase Shares as required of Insignia pursuant to Sections 2.4(b)(i).

     (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 and Section 6 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         8.3      Consents

     Each of the Consents identified in Exhibit 3.2 and Exhibit 4.2 hereof must have been obtained and must be in full force and effect.

         8.4      Additional Documents

     Insignia  must have  caused the  following  documents  to be  delivered  to
Sellers:

     (a) an opinion of Farris, Warfield & Kanaday, PLC, dated the Closing Date, in the form of Exhibit 8.4(a); and

     (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Insignia, (iii) evidencing the performance by Insignia of, or the compliance by Insignia with, any covenant or obligation required to be performed or complied with by Insignia, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5      No Proceedings

     There must not have been commenced or Threatened against Sellers, or against any Person affiliated with Sellers, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6      No Material Change

     (a) Subject to the other provisions in this Section 8.6, there must not have occurred an adverse change in the business, operations, assets, or financial condition of the Realty One Companies taken as a whole, (a "Pre-Closing Adverse Change"), provided that written notice of such Pre-Closing Adverse Change has been provided to Insignia by the Sellers' Representative prior to the Closing.

     (b) Notwithstanding the foregoing, Sellers shall be obligated to close the Contemplated Transactions if Insignia provides written notice to the Sellers' Representative of its intent to close notwithstanding the occurrence of a change or event characterized by the Sellers' Representative as a Pre-Closing Adverse Change, which written notice must state either (i) that Insignia waives all its indemnification rights under Section 10.2 with respect to the Pre-Closing Adverse Change, or (ii) that Insignia disputes the Sellers' Representative's characterization of any change or event as a Pre-Closing Adverse Change.

     (c) If Insignia provides such written notice of its intent to close, the parties shall proceed with the Closing as described herein, subject to the following:

     (i) If Insignia waives their indemnification rights under Section 10.2 with respect to such Pre-Closing Adverse Change, Insignia may not pursue indemnification hereunder with respect to such Pre-Closing Adverse Change or the Breach of any representations, warranties or covenants of Sellers set forth in this Agreement the Breach of which directly results from the existence of the Pre-Closing Adverse Change.

     (ii) If Insignia disputes Sellers' Representative's characterization of any event or change as a Pre-Closing Adverse Change, the parties shall submit to arbitration pursuant to the procedure described in Section 11.2 hereof, the question whether such identified adverse change constituted a Pre-Closing Adverse Change, and the dispute shall be resolved as follows:

     (x) if the arbitrator selected in accordance with Section 11.2 hereof (the "Dispute Arbitrator") determines that the change or event identified prior to the Closing by the Sellers' Representative as a Pre-Closing Adverse Change constituted a Pre-Closing Adverse Change, Insignia shall be deemed to have waived any right to indemnification under Section 10.2 with respect to such Pre-Closing Adverse Change;

     (y) if the Dispute Arbitrator determines that the change or event identified prior to the Closing by the Sellers' Representative as a Pre-Closing Adverse Change did not constitute a Pre-Closing Adverse Change, Insignia may pursue any remedy otherwise available under this Agreement.

9.       TERMINATION

         9.1      Termination Events

     This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Insignia or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (i) by Insignia if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Insignia to comply with its obligations under this Agreement) and Insignia has not waived such condition on or before the Closing Date; provided, however, that Sellers' failure to satisfy the conditions set forth in Section 7.3 shall not create a right of Insignia to terminate this Agreement until Sellers have failed to cure such non-satisfaction within seven (7) business following written notice of such failure by Insignia to the Sellers' Representative; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c)      by mutual consent of Insignia and Sellers; or

     (d) by either Insignia or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the parties may agree upon.

         9.2      Effect of Termination

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1,
11.2 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES

         10.1     Survival; Right to Indemnification Not Affected By Knowledge

     All representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will survive the Closing until May 31, 1999 after the Closing Date, except as otherwise provided below.

     (a) The representations and warranties of Sellers contained in the following Sections of this Agreement shall survive until the applicable statute of limitations:

                  3.11; and 3.13

     (b) The representations and warranties of Sellers contained in the following Sections of this Agreement shall indefinitely survive after the Closing Date:

                  3.2(a); 3.3; 3.17(a)(viii); and 3.17(b)(ii)

     (c) The representations and warranties of Insignia contained in Section 4.2(a), 4.3, 4.4, 4.11 and 4.12 of this Agreement shall indefinitely survive the Closing Date.

     Provided further that, if prior to the expiration of the survival period with respect to any claim for indemnity hereunder, the indemnifying parties shall have been notified of such claim with reasonable specificity, with an estimate of the amount of the damages thereunder, if practicable, the claim shall have been submitted to arbitration or filed as applicable within 90 days after the otherwise applicable expiration date of the survival period, and such claim shall not have been finally resolved before the expiration of such survival period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity as to such claim until such claim is finally resolved. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2     Indemnification by Sellers

     The Controlling Sellers will, jointly and severally, and Miller and Goldbach will, severally but not jointly, indemnify, defend and hold harmless Insignia, the Realty One Companies, and their respective officers, directors, controlling persons, and affiliates (collectively, the "IFG Indemnified Persons") for, and will pay to the IFG Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable professional fees) or diminution of value, whether or not involving a third-party claim (collectively, "IFG Loss"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by any of the Sellers in this Agreement, the Exhibits hereof, the Modification Notices or any other certificate or document delivered by any of the Sellers pursuant to or in connection with this Agreement;

     (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any Modification Notice;

     (c) any Breach by any of the Sellers of any covenant or obligation of such Seller in this Agreement;

     (d) any conduct, action, or inaction of any Seller, the Realty One Companies, any Related Person or Representative thereof, occurring, arising or related to the period on or prior to the Effective Time (whether known or unknown on the Closing Date or at the Effective Time) or any circumstances related to the operation, management or ownership of the Realty One Companies by any Seller, the Realty One Companies or Related Person or Representative thereof occurring, arising or related to the period on or prior to the Effective Time (whether known or unknown on the Closing Date or at the Effective Time) except to the extent that any liability arising in connection with any of the above is included in the Continuing Liabilities;

     (e) any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) accruing, occurring, arising or related to the period on or prior to the Effective Time except for the Continuing Liabilities;

                  (f)      [intentionally omitted];

     (g) all liabilities, costs and expenses associated with the Commercial Brokerage Division prior to the sale or other disposition of its business.

                  (h)      [intentionally omitted];

     (i) any amounts representing fees and expenses or other costs of any kind of any of the Sellers and/or any of the Realty One Companies arising out of or in connection with the Contemplated Transaction, to the extent that any Realty One Company or Insignia or a related Person thereof shall become liable therefor except to the extent that such amounts are expressly allocated under this Agreement to Insignia or to the Realty One Companies as post-Effective Time Subsidiaries of Insignia;

     The indemnification obligations of the Sellers pursuant to Section 10.2 (d) through (i) exist regardless of whether such obligations may also arise as a Breach under Section 10.2 (a), (b) or (c) above. The remedies provided in this
Section 10.2 will not be exclusive of or limit any other remedies that may be available to Insignia or the other IFG Indemnified Persons.

         10.3     Indemnification by Insignia

     Insignia will indemnify, defend and hold harmless Sellers and their personal representatives, trustees, and executors,, and will pay to Sellers and their personal representatives, trustees and executors the amount of, any loss, liability, claim, damage, or expense (including the reasonable costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third-party claim ("Seller Loss") arising, directly or indirectly, from or in connection with

     (a) any Breach of any representation or warranty made by Insignia in this Agreement, the Exhibits hereof, Insignia's Modification Notices or any other certificate or document delivered by Insignia pursuant to this Agreement;

     (b) any Breach by Insignia of any covenant or obligation of Insignia in this Agreement;

                  (c) [intentionally omitted]; or

     (d) regardless of whether it may also constitute a Breach under Subsections
(a) or (b) above, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to: (i) any conduct, action, or inaction of the Realty One Companies, any Related Person or Representative thereof, occurring, arising or related to the period after the Effective Time; or (ii) the operation, management or ownership of the Realty One Companies, arising or related to the period after the Effective Time (whether known or unknown on the Closing Date) and including liability arising in connection with the Continuing Liabilities (but excluding the Excluded Liabilities), provided, however, that in the event that such loss, liability, claim, damage or expense arises out of or in connection with or results from either a (i) discretionary act of a Seller who is an executive officer of one of the Realty One Companies or Insignia that contravenes an established lawful policy adopted by the board of directors of IFG or any Subsidiary thereof which is the employer of such Seller; or (ii) an act, omission or failure to act by a Seller that constitutes a breach of fiduciary duty owed to Insignia or any Subsidiary, a breach of any covenant under this Agreement or any employment agreement with Insignia or any Subsidiary thereof, or an act of bad faith against Insignia or any Subsidiary thereof, then Insignia, whether or not it shall have indemnification liability to such Seller under a Legal Requirement or its articles of organization or by-laws, shall have no liability to such Seller under this Subsection (d).

     (e) certain tax liability of Sellers arising out of this Agreement, if any, as follows:

     (i) Insignia hereby agrees to indemnify and hold harmless each Seller from and against, for, and in respect of, in each case after giving effect to the resolution of any Tax Proceeding, fifty percent (50%) of any and all liability for Taxes of such Seller (excluding interest, penalties and professional fees and expenses incurred in connection with any Tax Proceeding) resulting directly and solely from (x) the deduction by such Seller on a Tax Return of any portion of the Commissions Payable as described in Section 2.8(a)(i), and (y) any final reallocation after the Closing Date by the IRS of the aggregate value of the Class III assets (other than Commissions Receivable) to an amount higher than the aggregate value for the Class III assets set forth in the Forms 8023-A prepared as described in Section 2.11, but only after taking into account the effect of any reallocation from any other Class of assets, provided, however, that the indemnification obligations of Insignia in this 10.3(e)(i) are subject to the following terms and conditions:

     (A) Each Seller shall promptly deliver to Insignia a copy of any written notice received by such Seller subsequent to the Closing Date regarding the commencement of any Tax Proceeding which involves or could involve a matter with respect to which indemnification might be claimed hereunder. No Seller shall make payment of any asserted Tax deficiency for at least thirty days after providing a copy of such notice to Insignia. No Seller shall extend the statute of limitations for assessment of any Taxes relating to any matter described in the preceding sentence without the prior written consent of Insignia, which consent shall not be unreasonably withheld or delayed.

     (B) Each Seller shall, at his expense, control the conduct and resolution of any Tax Proceeding which involves a matter with respect to which indemnification might be claimed hereunder; provided, however, that in the event that a Tax Proceeding involves matters with respect to which indemnification might be sought hereunder and other matters with respect to which there is no indemnification obligation on the part of Insignia, such Seller may not enter into a settlement or compromise of such Tax Proceeding without the prior written approval of Insignia, which approval shall not be unreasonably withheld or delayed.

     (C) Each Seller shall promptly provide to Insignia copies of all correspondence, workpapers, memoranda and other written documents relating to any Tax Proceeding which involves or could involve a matter with respect to which indemnification might be claimed hereunder. Each Seller shall frequently consult with and advise Insignia or its designated representatives regarding the conduct and progress of such Tax Proceeding. Insignia or its designated representatives shall be entitled (at its own cost) to attend all meetings and conferences relating to such Tax Proceeding.

     (D) Each of the Sellers and Insignia agree that each party shall treat, and shall cause its affiliates to treat, any and all indemnification payments made pursuant to this Section 10.3(e)(i) as an adjustment to the Tax Adjustment Amount and, correspondingly, as an adjustment to the Purchase Price.

     (ii) Insignia hereby agrees to indemnify and hold harmless each Seller from and against, for, and in respect of twenty and one-half percent (20.5%) of any and all liability of such Seller for Taxes of such Seller resulting from the imposition of Taxes on any portion of the taxable income of any of the Realty One Companies for the period from the Effective Time through the Closing Date, provided, however, that the indemnification obligations of Insignia in this 10.3(e)(ii) are subject to the following terms and conditions:

     (A) Each Seller shall promptly provide to Insignia copies of all correspondence, workpapers, memoranda and other written documents relating to any Tax Proceeding which involves or could involve a matter with respect to which indemnification might be claimed hereunder. Each Seller will consult with and advise Insignia or its designated representatives regarding the conduct and progress of any related Tax Proceeding.

     (B) Each of the Sellers and Insignia agree that each party shall treat, and shall cause its affiliates to treat, any and all indemnification payments made pursuant to this Section 10.3(e)(ii) as an adjustment to the Tax Adjustment Amount and, correspondingly, as an adjustment to the Purchase Price.

         10.4     Procedure for Indemnification--Third Party Claims

     (a) Promptly  after receipt by an  indemnified  party under Section 10.2 or
10.3 of notice of the commencement of any demand, claim or Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim within twenty (20) days of the notice of such demand, claim or Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Subject to Section 11.2 hereof, Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

     (e) Notwithstanding anything to the contrary in this Section 10.4, in the event a claim is made or a deficiency alleged by the Internal Revenue Service or any other taxing authority, which, if successful, would result in a cost, expense, loss, damage or liability in respect of which indemnity properly may be sought against Sellers pursuant to this Agreement, then the following exclusively shall apply:

     (i) Insignia shall, after Insignia and/or the Realty One Companies receives actual notice of same, promptly notify Sellers in writing of such claim or alleged deficiency and shall not make payment of the Tax claimed for at least sixty (60) days after the giving of such notice;

     (ii) Insignia and/or the Realty One Companies shall give to Sellers any relevant information relating to such claim or alleged deficiency which may be particularly within the Knowledge of Insignia and/or the Realty One Companies;

     (iii) If Sellers desire that Insignia and/or the Realty One Companies contest such claim or alleged deficiency, within thirty (30) days after receipt of notice by Sellers from Insignia and/or the Realty One Companies of such claim or alleged deficiency, Sellers jointly shall:

     (A) request in writing that such claim or alleged deficiency be contested;

     (B) if so requested by Insignia and/or the Realty One Companies, furnish Insignia and/or the Realty One Companies with an opinion of independent tax counsel selected by Sellers and approved by Insignia and/or the Realty One Companies, at Sellers' expense, to the effect that a meritorious defense exists with respect to such claim or alleged deficiency; and

     (C) indemnify Insignia and/or the Realty One Companies in a manner satisfactory to Insignia and/or the Realty One Companies and pay to Insignia and/or the Realty One Companies on demand all liabilities and expenses (including, without limitation, fees and disbursements of attorneys and accountants and any interest, penalties or other additions to Tax) which may be entailed in such defense, along with such security for such indemnification as Insignia and/or the Realty One Companies reasonably may request;

     (iv) On Sellers' furnishing Insignia and/or the Realty One Companies with such items as are set forth above, Insignia and/or the Realty One Companies shall take such legal or other action deemed reasonable by it in contesting such claim or alleged deficiency, provided that:

     (A) Insignia and/or the Realty One Companies, at its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other appropriate taxing authority in respect of such claim or alleged deficiency; and

     (B) Insignia and/or the Realty One Companies, at its sole option, may either pay the Tax claimed (in which event Sellers shall promptly pay, on written request from Insignia and/or the Realty One Companies, the amount of any such deficiency to Insignia and/or the Realty One Companies) and sue for a refund in the appropriate United States District Court and/or the United States Court of Claims and/or other appropriate courts or forums, as Insignia and/or the Realty One Companies may elect, or contest such claim or alleged deficiency in the Tax Court of the United States and/or other appropriate courts or forums, and/or may agree upon the prior written consent of Sellers, which consent will not be unreasonably withheld or delayed, to a reasonable settlement of such claims or deficiencies;

     (v) If Sellers do not desire that Insignia and/or the Realty One Companies contest such claim or alleged deficiency, or if Sellers decline or fail to satisfy the requirements of subclause (iii) above, Sellers shall immediately pay to Insignia or the Realty One Companies, as the case may be, the full amount of the claim or alleged deficiency (including without limitation all fees and disbursements of attorneys and accountants and any interest, penalties or other additions to Tax).

     (vi) If Sellers have paid amounts to Insignia and/or the Realty One Companies pursuant to this Section 10.4(e) with respect to a Tax claim, action or proceeding in respect of which indemnity properly may be sought against Sellers pursuant to this Agreement, and such Tax claim shall be ultimately recovered in whole or in party by Insignia and/or the Realty One Companies, by reason of an agreement with the Internal Revenue Service, the United States or other appropriate taxing authority, or any court decision (including a decision of the Tax Court of the United States or other comparable court or forum) which is not appealed, then Insignia and/or the Realty One Companies shall pay Sellers the additional amounts previously paid by Sellers to Insignia and/or the Realty One Companies (pursuant to this Section 10.4(e)) with respect to the Tax claimed which was ultimately recovered plus any interest thereon received by Insignia and/or the Realty One Companies, within fourteen (14) days after receipt thereof by Insignia and/or the Realty One Companies.

         10.5     Procedure for Indemnification--Other Claims

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.6     Indemnity Limitations-- Sellers

     (a) The Sellers will have no liability (for indemnification or otherwise) under Section 10.2(a), (b) or (c) until the total of all IFG Losses with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), provided, however, that if the total of the IFG Losses exceeds $250,000.00, the Sellers shall be liable for the total amount of all IFG Losses. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.6(a) shall not apply to a breach of a representation or warranty set forth in Section 3.8 hereof or to the costs and obligations allocated to Sellers under Sections 2.5, 2.6, 2.7, 2.8, 2.11, 2.14, 2.16, 10.2(d) through (i) and 10.9 hereof and shall not limit the liabilities and obligations of the Sellers described therein. With respect to an IFG Loss arising from a breach of Section 3.8 hereof relating to the collectibility of Gross Commissions Receivable, the IFG Indemnified Persons shall not have an indemnity claim under Section 10.2 until the amount of IFG Loss arising from such breach shall exceed, first, the unused amount of the Allowance for Cancellations (as of the Effective Time) for Gross Commissions Receivable (as of the Effective Time), and, second, the unused amount of the Allowance for Cancellations Surplus. With respect to an IFG Loss arising from a breach of
Section 3.8 hereof relating to the collectibility of accounts receivable arising from the Commercial Brokerage Division, the IFG Indemnified Parties shall not have an indemnity claim under Section 10.2 until the amount of IFG Loss arising from such breach shall exceed the amount of the Commercial Brokerage Division Allowance for Uncollectibles as of the Effective Time. Insignia further agrees that in respect of an IFG Loss arising out of litigation matters (including the claims and Proceedings in connection with which the R-ONE Legal Department provides representation in accordance with Section 2.17 hereof) for which R-ONE has historically maintained a reserve as self-insurance coverage of claims against sales agents based on such agents' alleged errors and omissions, no IFG Indemnified Parties shall have an indemnity claim hereunder until the amount of such IFG Loss exceeds the Litigation Reserve set forth on the Projected Closing Combined Balance Sheet.

     (b) Notwithstanding anything in this Agreement to the contrary, the aggregate IFG Losses for which the Controlling Sellers shall be liable under this Section 10 shall be limited to the amount of Purchase Price received by Sellers, provided further, however that the limitation in this sentence shall not apply, as to any Controlling Seller, to any Breach by such Controlling
Seller of any of Sellers' representations and warranties of which such Controlling Seller had actual and conscious personal knowledge at the time on which such representation and warranty is made or any intentional Breach by any of the Sellers of any covenant or obligation contained herein.

     (c) Notwithstanding anything in this Agreement to the contrary neither Miller nor Goldbach shall be liable to any IFG Indemnified Person under Section
10.2 or otherwise under this Agreement in an amount in excess of the portion of the Purchase Price received by him. The rights and remedies contained in this
Article 10 shall be the sole and exclusive remedy of any IFG Indemnified Person against Miller and Goldbach for any liability or cause of action arising from the Breach by Miller or Goldbach of any representation or warranty or covenant contained in this Agreement other than (but this provision shall not constitute a waiver of any claims of any IFG Indemnified Person arising under Section 2.10 of this Agreement or under any employment or consulting agreement). Notwithstanding any provisions herein to the contrary, Goldbach shall have no liability or indemnity obligation with respect to any Breach of any representation, warranty or covenant with respect to R-ONE (including the Commercial Brokerage Division) and/or CRM.

     (d) The employment costs and related overhead incurred by Insignia (or its Subsidiaries, including the Realty One Companies) after the Effective Time in the ordinary course of operating the R-ONE Legal Department in accordance with the provisions and of during the period provided in Section 2.17 hereof shall not be treated as an IFG Loss.

     (e) To the extent that any IFG Loss shall arise on or before May 31, 1999 directly from any third party claim, which claim, or the facts and circumstances which directly create the basis for such claim, was not known by Sellers or the Realty One Companies as of the Closing Date, and is not of a nature of an account payable, note payable, commission payable or rent, Sellers will not have liability for indemnification for such IFG Loss under Section 10.2 until the total amount of such IFG Loss exceeds, first, any unused Litigation Reserve, and, second, any unused Allowance for Cancellations Surplus.

     (f) Insignia agrees, unless it is administratively impracticable or unduly burdensome based on the inter-relationship of multiple claims, to cause the IFG Indemnified Persons to organize any indemnification claims on a separable claim by claim basis and to seek indemnification against the Sellers on such an individual claim basis. Insignia agrees that the IFG Indemnified Persons will not seek, with respect to any single claim or any single set of related multiple claims, to collect from either Miller or Goldbach a percentage of the amount of such single claim or single set of related multiple claims in excess of the same proportion that his portion of the Purchase Price bears to the entire Purchase Price.

         10.7     Indemnity Limitations--Insignia

     (a) Insignia will have no liability (for indemnification or otherwise) under Section 10.3(a) until the total of all Seller Losses with respect to such matters exceeds One Hundred Thousand Dollars ($100,000.00), provided, however, that if the total of the Seller Losses exceeds $100,000.00, Insignia shall be liable for the total amount of all Seller Losses. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.7(a) shall not apply to the obligations of Insignia under Sections 2.2, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11. 2.14(b) and (d), 2.15, 2.16,
2.17, 2.18 and 10.3(e)(i) hereof and shall not limit the liabilities and obligations of Insignia described therein.

     (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Insignia shall be liable under this Section 10.7 shall be limited to the aggregate Purchase Price paid to the Sellers; provided, however, that such limitations shall not apply to any Breach of any of Insignia's representations and warranties of which Insignia had Knowledge at the time at which such representation and warranty is made or for any intentional Breach by Insignia of any of Insignia's covenants or obligations contained herein.

     10.8 Effect of Insurance Proceeds Received/Subrogation/Indemnification Payment as Adjustment to Purchase Price

     (a) The amount of any indemnification payable under this Article 10 shall be net of the receipt of insurance proceeds to the extent that such proceeds are paid without reservation and actually received and specifically related to the claim otherwise covered by the indemnity provisions herein to the indemnified party under a policy of insurance covering the loss giving rise to the claim. The parties agree to respond within a reasonable time to any inquiry by the other parties as to the status of any such insurance payment.

     (b) An indemnifying party shall be subrogated to any claims or rights of the indemnified parties as against any other Persons with respect to any IFG Loss or Seller Loss, as applicable, paid by the indemnifying party under Section
10.2 or 10.3, as applicable. The indemnified parties shall cooperate with the indemnifying parties to a reasonable extent, at the indemnifying parties' expense, in the assertion by the indemnifying parties of any such claim against such other Persons.

     (c) If Insignia or any Seller makes any payment to an indemnified party pursuant to this Article 10, then such amount shall be treated as an adjustment to the Purchase Price.

         10.9     Certain Continuing Litigation

     Notwithstanding the provisions of Section 10.2, the first Five Hundred Thousand Dollars ($500,000) (if any) of costs, expenses, legal fees, settlement costs, losses, damages, and claims incurred or suffered after the Effective Time by Insignia, the Realty One Companies or any Related Person of the foregoing in connection with, arising under or related to the Re/Max Litigation or to the subject matter thereof (the "Post-Closing Re/Max Costs"), shall be allocated one-half to the Sellers and one-half to Insignia and its Subsidiaries (including the Realty One Companies after the Effective Time). Any of the $250,000 of Post-Closing Re/Max Costs (if any) paid by Sellers pursuant to the preceding sentence shall not be deemed an IFG Loss for purposes of the calculation of the threshold limitation set forth in Section 10.6(a). Post-Closing Re/Max Costs shall not include any expenses for unbilled legal services rendered prior to the Effective Time. Any Post-Closing Re/Max Costs in excess of $500,000 shall be treated as an IFG Loss under Article 10 except that such IFG Losses shall not be subject to the threshold limitation set forth in Section 10.6(a). Notwithstanding any other provision of this Agreement, any proceeds realized by the Realty One Companies in connection with the Re/Max Litigation will be applied in the following priority: (i) first, to reimburse Insignia and its Subsidiaries for any Post-Closing Re/Max Costs paid by them; (ii) second, the next $250,000, if any, to Sellers pro rata in accordance with their pre-Effective percentage interest in R-ONE; and (iii) any balance will be allocated one-half to the Sellers, pro rata in accordance with their pre-Effective Time interest in R-ONE, and one-half to Insignia and its Subsidiaries.

     The Sellers, through the Sellers' Representative, shall, subject to the allocation of costs set forth in the preceding paragraph, cooperate and provide assistance to R-ONE in the defense by R-ONE of the Re/Max Litigation. After the Closing Date R-ONE will not settle the Re/Max Litigation without the prior written consent of the Sellers' Representative, which consent will not be unreasonably withheld or delayed, unless: (a) the settlement amount, together with all other Post-Closing Re/Max Costs, is less than $500,000 or (b) R-ONE (or Insignia) agrees to pay the entire portion of the Post-Closing Re/Max Costs (inclusive of any settlement amounts) in excess of $500,000.


11.      GENERAL PROVISIONS

         11.1     Expenses

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Notwithstanding the foregoing, Insignia shall pay one-half and Sellers shall pay one-half of the fees, expenses and costs associated with any filings under the HSR Act. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         11.2     Mandatory Arbitration

     Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort, (but excluding the enforcement of specific relief under Section 2.10(e) hereof, which shall be resolved in the manner prescribed therein and disputes under Section 2.10 hereof, and excluding claims, controversies and disputes under the Employment Agreements, all of which shall be governed by the terms thereof) shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable Ohio law), the rules of practice and procedure for the arbitration of commercial disputes of the AAA, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

     Special Rules. The arbitration shall be conducted in Chicago, Illinois, and administered by AAA, who will appoint an arbitrator. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration. Further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty (60) days. The costs and expenses of the arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the arbitrator, who shall, in making such determination, take account of the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs and expenses.

     No Person shall be entitled to pursue an indemnification claim arising under Article 10 for resolution by arbitration unless and until: (i) such claim, together with any other claims of such Person, involves one or more matters or controversies aggregating $25,000 or more; or (ii) at least six months have elapsed since such Person became aware of such claim; or (iii) the claim would otherwise become subject to extinguishment within 180 days under Article 10 because of the lapse of time.

         11.3     Confidentiality/Public Announcement

                  (a)      [Intentionally omitted]

     (b) Unless consented to by the Sellers' Representative in advance in writing or required by applicable federal securities law or the rules of the New York Stock Exchange, prior to the Closing Insignia shall, and shall cause its Subsidiaries and Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. No public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued prior to the Closing, except as required by applicable federal securities law or the rules of the New York Stock Exchange, and such announcement will be made, if at all, at such time and in such manner as Insignia or the Sellers' Representative jointly determine, provided, however, that Insignia shall use its Best Efforts to provide to the Sellers' Representative the opportunity to review such public announcement prior to its being made. Unless consented to by Insignia in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Realty One Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Insignia will consult with each other concerning the means by which the Realty One Companies' employees, clients, customers and others having dealings with the Realty One Companies will be informed of the Contemplated Transactions, and Insignia will have the right to be present for any such communication. Insignia and Sellers will cooperate with and assist each other in the preparation of anticipatory press releases and public announcements.

         11.4     Notices

     All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth within Section 11.4 (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties). Notice to any and all Sellers shall be deemed to have been given when notice is given to Sellers' Representative .

Sellers'
Representative:            Joseph T. Aveni
                                    c/o Realty One, Inc.
                                    6000 Rockside Woods Boulevard
                                    Independence, Ohio  44131
                                    Telephone:  (216) 328-2525
                                    Facsimile:  (216) 328-5022

with a copy to:            McDonald, Hopkins, Burke & Haber Co., L.P.A.
                                    2100 Bank One Center
                                    600 Superior Avenue, E.
                                    Cleveland, OH 44114
                                    Telephone: (216) 348-5408
                                    Facsimile: (216) 348-5474
                                    Attention: Brian M. O'Neill


Sellers:                   Joseph T. Aveni
                                    % Realty One, Inc.
                                    6000 Rockside Woods Blvd.
                                    Independence, Ohio 44131
                                    Telephone: (216) 328-2525
                                    Facsimile: (216) 328-5022

                                    Vincent T. Aveni
                                    1512 Parkside Circle
                                    Lyndhurst, Ohio  44124
                                    Telephone: (216) 328-2535
                                    Facsimile: (216) 328-5022

                                    the Joseph T. Aveni Trust
                                    c/o Joseph T. Aveni Trustee
                                    800 Meadowview
                                    Gates Mills, Ohio  44040
                                    Telephone: (216) 328-2525
                                    Facsimile: (216) 328-5022

                                    the Vincent T. Aveni Family Trust
                                    c/o Vincent T. Aveni, Trustee
                                    1512 Parkside Circle
                                    Lyndhurst, Ohio  33124
                                    Telephone: (216) 328-2535
                                    Facsimile: (216) 328-5022

                                    the Joseph T. Aveni Dynasty Trust
                                    c/o Vincent T. Aveni, Trustee
                                    1512 Parkside Circle
                                    Lyndhurst, Ohio  33124
                                    Telephone: (216) 328-2535
                                    Facsimile: (216) 328-5022

                                    the Vincent T. Aveni Dynasty Trust
                                    c/o Joseph T. Aveni, Trustee
                                    800 Meadowview
                                    Gates Mills, Ohio  44040
                                    Telephone: (216) 328-2525
                                    Facsimile: (216) 328-5022

                                    James C. Miller
                                    2717 Tonawanda Drive
                                    Rocky River, Ohio  44116
                                    ______________________________
                                    Telephone:____________________
                                    Facsimile: ___________________

with notice to:            Stephen L. Kadish, Esq.
                                    Kadish, Hinkel & Weibel
                                    1717 E. 9th Street, Suite 2112
                                    Cleveland, Ohio  44114
                                    Telephone: (216) 696-3030
                                    Facsimile: (216) 696-3492


                                    Richard A. Goldbach
                                    8153 Creekside Trace
                                    Broadview Heights, Ohio  44147
                                    ______________________________
                                    Telephone:____________________
                                    Facsimile: ___________________

with notice to:            James Mackey, Esq.
                                    Chadman, Gaines & Stern
                                    1350 Euclid Avenue, #1400
                                    Cleveland, Ohio  44115
                                    Telephone: (216) 781-1700
                                    Facsimile: (216) 781-1972

with a copy to:            McDonald, Hopkins, Burke & Haber Co., L.P.A.
 (in event of                       2100 Bank One Center
  notice to any            600 Superior Avenue, E.
  Seller)                           Cleveland, OH 44114
                                    Telephone: (216) 348-5408
                                    Facsimile: (216) 348-5474
                                    Attention: Brian M. O'Neill

IFG:                                Insignia Financial Group, Inc.
                                    102 Woodmont Boulevard, Suite 400
                                    Nashville, Tennessee  37205
                                    Telephone: (615) 783-1000
                                    Facsimile: (615) 783-1099
                                    Attention: Frank M. Garrison

                                    Insignia Financial Group, Inc.
                                    One Insignia Financial Plaza
                                    Greenville, South Carolina 29602
                                    Telephone: (864) 239-1675
                                    Facsimile: (864) 239-1096
                                    Attention: John K. Lines,
                                               General Counsel and Secretary

with copy to:                       Farris, Warfield & Kanaday, PLC
(with notice to                     424 Church Street, Suite 1900
IFG)                                SunTrust Center
                                    Nashville, Tennessee 37219
                                    Telephone: (615) 244-5200
                                    Facsimile: (615) 726-3185
                                    Attention: B. Riney Green

         11.5     Jurisdiction

     Subject to the terms of Section 11.2, any action or proceeding seeking to enforce any provision hereof, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6     Further Assurances

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the Contemplated Transactions and the intent of this Agreement and the documents referred to in this Agreement.

         11.7     Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8     Entire Agreement and Modification

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Insignia, the Realty One Companies and Sellers dated June 25, 1997, as amended) other than the Confidentiality Agreement executed by Insignia Financial Group, Inc. in favor of Realty One, Inc. dated as of May 12, 1997, and the Confidentiality Agreement executed by Realty One, Inc. in favor of Insignia Financial Group, Inc. dated June 6, 1997 (the "Confidentiality Agreements") and together with the Confidentiality Agreements constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Upon Closing, the Confidentiality Agreements shall terminate and be rendered null and void.

         11.9     [Intentionally Omitted]

         11.10 Assignments, Successors, And No Third-Party Rights

     Neither Insignia nor any Seller may assign any of its/his rights under this Agreement without the prior consent of the Sellers' Representative or Insignia, as applicable, except that Insignia may assign any of its rights under this Agreement to any Subsidiary of IFG, provided that all obligations of Insignia under this Agreement are assumed by such Subsidiary and that no such assignment or assumption shall release Insignia from its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the personal representatives, executors, successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11 Severability

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12 Section Headings; Construction

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgement that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall be construed neutrally in accordance with their plain meaning; and the construction and interpretation thereof shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

         11.13     [Intentionally Omitted]

         11.14    Governing Law

     This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

         11.15 Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



         [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                            INSIGNIA RO, INC.


                                            By: /s/ Frank M. Garrison
                                            -------------------------
                                               FRANK M. GARRISON, PRESIDENT


                                            INSIGNIA FINANCIAL GROUP, INC.


                                            By: /s/ Frank M. Garrison
                                            -------------------------
                                               FRANK M. GARRISON,
                                               EXECUTIVE MANAGING DIRECTOR


                                            /s/ Joseph T. Aveni
                                            -------------------
                                            JOSEPH T. AVENI


                                            /s/ Vincent T. Aveni
                                            --------------------
                                            VINCENT T. AVENI


                                            /s/ James C. Miller
                                            -------------------
                                            JAMES C. MILLER


                                            /s/ Richard A. Goldbach
                                            -----------------------
                                            RICHARD A. GOLDBACH


                                            /s/ Joseph T. Aveni
                                            -------------------
                                            JOSEPH T. AVENI, TRUSTEE OF THE
                                            JOSEPH T. AVENI DECLARATION OF TRUST
                                            DATED APRIL 25, 1988, AS AMENDED ON
                                            AUGUST 10, 1995





                                            /s/ Vincent T. Aveni
                                            --------------------
                                            VINCENT T. AVENI, TRUSTEE OF THE
                                            VINCENT T. AVENI DECLARATION OF
                                            TRUST DATED FEBRUARY 11, 1988, AS
                                            RESTATED ON SEPTEMBER 14, 1995




                                            /s/ Joseph T. Aveni
                                            -------------------
                                            JOSEPH T. AVENI, TRUSTEE OF THE
                                            VINCENT T. AVENI DYNASTY TRUST
                                            DATED JULY 12, 1994





                                            /s/ Vincent T. Aveni
                                            --------------------
                                            VINCENT T. AVENI, TRUSTEE OF THE
                                            JOSEPH T. AVENI DYNASTY TRUST DATED
                                            JULY 12, 1994







         INDEX OF EXHIBITS




Exhibit 1-1:                        Realty One Companies Executive Officers

Exhibit 2.4(b)(i):                  Allocation of Purchase Price Among Sellers

Exhibit 2.5(a):                     Projected Closing Combined Balance Sheet

Exhibit 2.7(a)(i):                  Excluded Assets--Descriptions of Four Branch
                                    Offices (including property descriptions)

Exhibit 2.7(a)(ii):                 Excluded Assets--Interests in Realty One
                                    Land Company

Exhibit 2.7(a)(iii):                Excluded Assets--Property Management
                                    Division (description including assets,
                                    obligations, and list of R-ONE property
                                    management employees)

Exhibit 2.7(a)(v):                  Excluded Assets--Life Insurance Policy on
                                    Life of Principals

Exhibit 2.7(a)(vii):                Excluded Assets--Related Party Loans

Exhibit 2.7(a)(viii):               Excluded Assets--Certain Additional
                                    Excluded Assets

Exhibit 2.7(a)-1:                   Excluded Assets--Estimated Value

Exhibit 2.7(b):                     Continuing Liabilities

Exhibit 2.7(c):                     Certain Excluded Liabilities

Exhibit 2.10:                       Permitted Business Activities

Exhibit 2.11:                       Price/Asset Allocation of Purchase Price

Exhibit 2.12:                       Form of Employment Agreement Reaffirmation
                                    Certificate

Exhibit 2.18:                       Form of Shareholders' Agreement

Exhibit 3.1(a): Corporate Information (separately listed for each of Realty One Companies)

Exhibit 3.2(a): Restrictions re Rights, Power, Authority & Capacity (Sellers or Realty One Companies)

Exhibit 3.2(b)-1: Conflicts/Liability Created by Entering Into Agreement/Contemplated Transactions (Sellers or Realty One Companies)

Exhibit 3.2(b)-2: Notice or Consent Required for Agreement or Contemplated Transactions (Sellers or Realty One Companies)

Exhibit 3.4:                        Interim Balance Sheet

Exhibit 3.6:                        Realty One Companies: Leasehold and Other
                                    Interests in Property

Exhibit 3.7:                        Permitted Encumbrances

Exhibit 3.8(b)-1:                   Accounts Receivable as of September 11, 1997

Closing Exhibit 3.8(b)-2:           Accounts Receivable (two business days
                                    before Closing)

Exhibit 3.9(b)-1:                   Accounts Payable as of September 11, 1997

Closing Exhibit 3.9(b)-2:           Accounts Payable (two business days before
                                    Closing)

Exhibit 3.10:                       Disclosure of Liabilities

Exhibit 3.11(a):                    Contested Taxes

Exhibit 3.11(b):                    Tax Audits/Adjustments/Deficiencies/Other
                                    Related Matters

Exhibit 3.11(c):                    Proposed Tax Assessment

Exhibit 3.11(d):                    Target Affiliates

Exhibit 3.13(a):                    Employee Benefit Plans

Exhibit 3.13(c):                    Funding Policies/Commitments

Exhibit 3.13(e):                    Outstanding Obligations Under Plans/
                                    Compliance Exceptions

Exhibit 3.14(a):                    Matters Concerning Compliance/Obligations -
                                    Legal Requirements

Exhibit 3.14(b):                    Governmental Authorizations

Exhibit 3.15(a):                    List/Description of Pending Proceedings


Exhibit 3.15(b): Orders Affecting Realty One Companies, Sellers, Certain Individuals

Exhibit 3.15(c):                    Compliance With Orders Affecting Realty One
                                    Companies

Exhibit 3.16:                       Certain Changes and Events Affecting Realty
                                    One Companies

Exhibit 3.17(a)(i)-1:               Realty One Services Agreements--Form of
                                    R-ONE Listing Agreement

Exhibit 3.17(a)(i)-2:               Realty One Services Agreements--Form of
                                    R-ONE Buyer Agency Agreement

Exhibit 3.17(a)(i)-3:               Realty One Services Agreements--Form of
                                    Residential Sales Contract

Exhibit 3.17(a)(i)-4:               Realty One Services Agreements--First Ohio
                                    Mortgage

Exhibit 3.17(a)(i)-5:               Realty One Services Agreements--First Ohio
                                    Escrow

Exhibit 3.17(a)(i)-6:               Realty One Services Agreements--CRM

Exhibit 3.17(a)(ii):                Contracts for Services-Goods-Materials
                                    Provided to Realty One Companies in Excess of $75,000

Exhibit 3.17(a)(iii):               Applicable Contracts Not In Ordinary Course
                                    in Excess of $75,000

Exhibit 3.17(a)(iv):                Contracts Concerning Real and/or Personal
                                    Property in Excess of $10,000

Exhibit 3.17(a)(v):                 Applicable Contracts Concerning Intellectual
                                    Property

Exhibit 3.17(a)(vi)-1:              R-ONE--Employment Agreements

Exhibit 3.17(a)(vi)-2:              R-ONE--Independent Contractor Agreement
                                    (Form)

Exhibit 3.17(a)(vi)-3:              Realty One Companies--Compensation
                                    Agreements in Excess of $75,000

Exhibit 3.17(a)(vi)-4:              Collective Bargaining Agreements

Exhibit 3.17(a)(vii):               Applicable Contracts/Sharing of Profits,
                                    Losses, Costs or Liabilities

Exhibit 3.17(a)(viii):              Applicable Contracts/Restriction of Business
                                    Activity

Exhibit 3.17(a)(x):                 Current Powers of Attorney

Exhibit 3.17(a)(xi):                Contracts Not in Ordinary Course/Express
                                    Liability for Consequential Damages

Exhibit 3.17(a)(xii):               Contracts For Capital Expenditures in Excess
                                    of $25,000

Exhibit 3.17(a)(xiii):              Contractual Warranties/Guaranties by Realty
                                    One Companies Not In Ordinary Course

Exhibit 3.17(a)(xiv):               Obligations For Borrowed Money

Exhibit 3.17(a)(xv):                Applicable Contracts/Asset Purchase
                                    Agreements

Exhibit 3.17(a)(xvi):               Description of Amendments to Contracts -
                                    Exhibits 3.17(a)(v), 3.17(a)(viii),
                                    3.17(a)(xi), 3.17(a)(xiv), and 3.17(a)(xv)

Exhibit 3.17(b): Contracts of Sellers or Related Persons Affecting Realty One Companies

Exhibit 3.17(c): Contracts Not in Full Force and Effect or Not Valid and Enforceable

Exhibit 3.17(d): Non-Compliance with Contracts to Which Realty One Companies Are Parties

Exhibit 3.18(a): Insurance Policies/Applications/Statement re Adequacy of Coverage

Exhibit 3.18(b): Self-Insurance/Risk Sharing/Obligations to Third Parties Regarding Insurance

Exhibit 3.18(d): Certain Disclosures Concerning Insurance Coverage for Sellers, Realty One Companies or Officers or Directors of Realty One Companies

Exhibit 3.19:                       Disclosure Concerning Environmental Matters

Exhibit 3.20(a): Information Concerning Current and Employees and Directors

Exhibit 3.20(b):                    Persons Bound by Proprietary Rights
                                    Agreement

Exhibit 3.20(c): Information Concerning Retired Employees and Directors

Exhibit 3.22(b):                    Contracts Related to Intellectual Property
                                    Assets

Exhibit 3.22(e):                    Marks

Exhibit 3.22(f):                    Copyrights

Exhibit 3.22(h):                    Exceptions - Interests In and To the CARS
                                    System

Exhibit 3.24:                        Defaults/Realty One Services Agreements

Exhibit 3.26: Sellers and/or Related Persons - Contracts/ Rights Against Realty One Companies

Exhibit 4.2(b)-1: Restrictions re Rights, Powers, Authorization & Capacity (Insignia)

Exhibit 4.2(b)-2: Notice or Consents Required for Agreement of Contemplated Transaction (Insignia)

Exhibit 4.9:                        Litigation/Violations of Insignia

Exhibit 5.7:                        Applicable Contracts and Other Documents
                                    Post-Signing - Pre-Closing

Exhibit 5.10(a):                    Form of Branch Office Lease

Exhibit 5.10(b):                    Form of Headquarters Office Lease

Exhibit 5.11:                       Form of Software Certificates

Exhibit 5.13:                       Form of Ciepiel Acknowledgement

Exhibit 7.4(a): Form of Opinion of Counsel to Sellers and the Realty One Companies

Exhibit 8.4(a):                     Form of Opinion of Counsel to Insignia